As filed with the Securities and Exchange Commission on February 10, 2012

Registration No. 333-178473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Scotts Miracle-Gro Company

(Exact name of Registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

Ohio	2875	31-1414921
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14111 Scottslawn Road, Marysville, Ohio 43041, (937) 644-0011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent C. Brockman, Esq.

Executive Vice President, General Counsel and Corporate Secretary

The Scotts Miracle-Gro Company

14111 Scottslawn Road

Marysville, Ohio 43041

(937) 644-0011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

J. Steven Patterson

Hunton & Williams LLP

2200 Pennsylvania Avenue, N.W.

Washington, DC 20037

(202) 995-1500

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EG Systems, Inc.(1)	Indiana	35-1937875
Gutwein & Co., Inc.(1)	Indiana	35-0864689
SMG Brands, Inc. (2)	Delaware	20-2964892
Hyponex Corporation(1)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421
OMS Investments, Inc.(3)	Delaware	51-0357374
Rod McLellan Company(1)	California	94-1439564
Sanford Scientific, Inc.(1)	New York	16-1279959
Scotts Manufacturing Company(1)	Delaware	42-1508875
Scotts Products Co.(1)	Ohio	31-1269080
Scotts Professional Products Co.(1)	Ohio	31-1269066
Scotts-Sierra Investments, Inc.(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(1)	Delaware	33-0978312
SMG Growing Media, Inc.(1)	Ohio	20-3544126
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Scotts Company LLC(1)	Ohio	31-1414921

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.
(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street Wilmington, Delaware 19899.
(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Place, Suite 2800, Los Angeles, California 90067.
(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2012

PRELIMINARY PROSPECTUS

$200,000,000

The Scotts Miracle-Gro Company

Offer to Exchange all outstanding $200,000,000 6.625% Senior Notes due 2020 (the “outstanding notes”) for an equal amount of 6.625% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “exchange notes”).

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for $200,000,000 principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	Broker-dealers who receive exchange notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes.

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Broker-dealers who acquired the original notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

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Each of our domestic subsidiaries that guarantee our 7.25% Senior Notes due 2018 (the “2018 notes”) and our credit facility have guaranteed the outstanding notes and such subsidiaries will guarantee the exchange notes.

Resales of Exchange Notes

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act of 1933, as amended, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933, as amended, and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act of 1933, as amended.

You should consider carefully the Risk Factors beginning on page 16 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with other information. If you receive any other information, you should not rely on it. We are not making an offer of these notes in any state where the offer is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. The delivery of this prospectus shall under no circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

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PRESENTATION OF INFORMATION

In this prospectus, unless the context otherwise requires or as otherwise indicated, references to “Scotts,” the “Company,” “we,” “our” and “us” and similar terms mean The Scotts Miracle-Gro Company, a company incorporated in Ohio, and its consolidated subsidiaries.

The AccuGreen®, ASEF®, Bug-B-Gon Max®, Carre Vert®, Celaflor®, Country Pride®, Earthgro®, EZ Seed®, Fertiligène®, GrubEx®, Home Defense Max®, Handy Green®, Hyponex®, KB®, Lawn Pro®, Levington®, LiquaFeed®, Miracle-Gro®, Miracle-Gro Patch Magic®, Morning Melodies®, Morning Song®, Naturen®, Nature Scapes®, Nexa Lotte®, Organic Choice®, Ortho®, Pathclear®, PatchMaster®, Scotts®, Scotts EcoSense®, Shake N’ Feed®, Scotts LawnService®, Scotts Songbird Selections®, EverGreen®, Substral®, SuperSoil®, Turf Builder®, Turf Builder EdgeGuard®, Water Smart®, Weed-B-Gon®, Weedol® and Whitney Farms® trademarks and related logos referenced in this prospectus are registered trademarks or trademarks of The Scotts Miracle-Gro Company or its subsidiaries in the United States and/or certain other countries. Roundup is a registered trademark of Monsanto Technology LLC, an affiliate of Monsanto Company. Osmocote is a registered trademark of Everris International B.V., a subsidiary of Israel Chemicals Ltd.

INDUSTRY DATA

In this prospectus, we rely on and refer to information regarding industry data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s Internet website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at http://www.scotts.com. The information on our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this offering memorandum, except that if information in this offering memorandum updates information in a document incorporated by reference that has already been filed with the SEC, the information in this offering memorandum will supersede such information in such document incorporated by reference. Information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this offering memorandum from the date we file the document containing such information.

Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules (unless otherwise noted below), we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this offering memorandum until the completion of the offering of the notes or this offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (the “2011 10-K”);

•	Information specifically incorporated by reference into our 2011 10-K from our proxy statement on Schedule 14A filed on December 9, 2011;

•	Current Report on Form 8-K filed January 24, 2012; and

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this offering memorandum (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer, telephone number (937) 644-0011.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results and future events to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by law, we undertake no obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	the ongoing governmental investigations regarding our compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended (“FIFRA”);

•	compliance with environmental and other public health regulations;

•	damage to our reputation;

•	the success of our marketing activities;

•	disruptions in availability or increases in the prices of raw materials;

•	risks related to our hedging arrangements;

•	risks related to economic conditions;

•	the highly competitive nature of our markets;

•	inability to develop new products or improve existing products;

•	the concentration of our sales to a small number of retail customers;

•	reliance on third-party manufacturers and a limited base of suppliers;

•	significant interruption in the operation of our or our suppliers’ facilities;

•	adverse weather conditions;

•	the amount of our debt;

•	our post-retirement related costs and funding requirements;

•	our international operations;

•	failure of our key information technology systems;

•	our inability to adequately protect our intellectual property and other proprietary rights;

•	termination of the Marketing Agreement with Monsanto Company for consumer Roundup products (the “Marketing Agreement”);

•	Hagedorn Partnership, L.P. beneficially owns approximately 30% of our outstanding common shares on a fully diluted basis;

•	pursuit of acquisitions, dispositions, investments, dividends, share repurchases or other corporate transactions; and

•	any other risk factors set forth below under the heading “Risk Factors” or in our reports filed with the SEC under the Exchange Act.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

SUMMARY

This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and historical consolidated financial statements, including the notes to those financial statements, that are part of our Annual Report on Form 10-K for the year ended September 30, 2011 (our “2011 10-K”) and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011 (our “2012 Q1 10-Q”), which are incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in this prospectus, “Item 1A. Risk Factors” in our 2011 10-K and “Part II. Item 1A. Risk Factors” in our 2012 Q1 10-Q.

Our Company

We are a leading manufacturer and marketer of branded consumer lawn and garden products. We own or market the leading brands in nearly every category of the non-durable consumer lawn and garden industry in the United States and have a significant presence in Europe and Canada, where we own several important brands. We also have the second largest market share position in the fragmented U.S. lawn care service industry and are expanding our presence in this segment through our Scotts LawnService business. We believe that our market leadership position is driven by our leading brands, innovative products, consumer-focused marketing, superior product performance, supply chain competence, highly knowledgeable field sales and merchandising organization and extensive relationships with major U.S. retailers. During fiscal 2011, we generated net sales of $2,835.7 million and Adjusted EBITDA of $393 million. We provide a reconciliation of Adjusted EBITDA to net income in “—Summary Consolidated Historical Financial Data.” Our common shares are traded on the New York Stock Exchange under the symbol “SMG” and as of February 9, 2012, we had an equity market capitalization of approximately $3.1 billion.

The Scotts Miracle-Gro Company traces its heritage back to a company founded by O.M. Scott in Marysville, Ohio in 1868. In the mid 1900s, we became widely known for the development of quality lawn fertilizers and grass seeds that led to the creation of a new industry—consumer lawn care. In the 1990s, we significantly expanded our product offering with three powerful leading brands in the U.S. home lawn and garden industry. First, in fiscal 1995, through a merger with Stern’s Miracle-Gro Products, Inc., we acquired the Miracle-Gro brand, the industry leader in water-soluble garden plant foods. Second, in fiscal 1999, we acquired the Ortho brand in the United States and obtained exclusive rights to market the consumer Roundup brand within the United States and other specified countries, thereby adding industry-leading weed, pest and disease control products to our portfolio. Today, we believe the Scotts, Turf Builder, Miracle-Gro, Ortho and Roundup brands make us the most widely recognized company in the consumer lawn and garden industry in the United States.

Our company is organized around two reportable segments:

Global Consumer (89.3% of net sales for fiscal 2011). In our Global Consumer segment, we manufacture and market products that provide easy, reliable and effective solutions to homeowners who seek healthy, weed-free and pest-free lawns, gardens and indoor plants. Products are marketed to mass merchandisers, home centers, large hardware chains, warehouse clubs, distributors, garden centers and grocers. The Global Consumer segment sells products in the United States, Canada, Europe and Australia in the following categories:

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Lawn Care: The lawn care category is designed to help consumers obtain and enjoy the lawn they want. In the United States, products within this category include fertilizer products under the Scotts and Turf Builder brand names, grass seed products under the Scotts, Turf Builder, EZ Seed, Water Smart and PatchMaster brand names and lawn-related weed, pest and disease control products primarily under the Ortho, Scotts and Lawn Pro brand names, including sub-brands such as Weed B Gon and GrubEx. A similar range of products is marketed in Europe under a variety of brands such as

EverGreen, Fertiligène, Substral, Miracle-Gro Patch Magic, Weedol, Pathclear, KB and Celaflor. The lawn care category also includes spreaders and other durables under the Scotts brand name, including Turf Builder EdgeGuard spreaders, Snap spreaders, AccuGreen drop spreaders and Handy Green II handheld spreaders.

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Gardening and Landscape: The gardening and landscape category is designed to help consumers grow and enjoy flower and vegetable gardens and beautify landscaped areas. In the United States, products within this category include a complete line of water soluble plant foods under the Miracle-Gro brand and sub-brands such as LiquaFeed, continuous-release plant foods under the Osmocote and Shake ‘N Feed brand names, potting mixes and garden soils under the Miracle-Gro, Scotts, Hyponex, Earthgro and SuperSoil brand names, mulch and decorative groundcover products under the Scotts brand, including the Nature Scapes sub-brand, landscape weed prevention products under the Ortho brand, plant-related pest and disease control products under the Ortho brand, wild bird food and bird feeder products under the Scotts Songbird Selections, Morning Song and Country Pride brand names, and organic garden products under the Miracle-Gro Organic Choice, Scotts and Whitney Farms brand names. Internationally, similar products are marketed under the Miracle-Gro, Fertiligène, Substral, KB, Celaflor, ASEF, Scotts, Morning Melodies, Scotts EcoSense, Fertiligène Naturen, Substral Naturen, KB Naturen, Carre Vert and Miracle-Gro Organic Choice brand names.

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Home Protection: The home protection category is designed to help consumers protect their homes from pests and maintain external home areas. In the United States, insect control and rodenticide products are marketed under the Ortho brand name, including insect control products under the Ortho Max and Bug B Gon Max sub-brands and rodenticide products under the Home Defense Max sub-brand, weed control products for hard surfaces (such as patios, sidewalks and driveways) are marketed under the Ortho brand name, while non-selective weed control products are marketed under the Roundup brand name. Internationally, products within this category are marketed under the Nexa Lotte, Fertiligène, KB, Home Defence, Weedol, Pathclear and Roundup brands.

Since 1999, we have served as Monsanto’s exclusive agent for the marketing and distribution of consumer Roundup products in the consumer lawn and garden market within the United States and other specified countries, including Australia, Austria, Belgium, Canada, France, Germany, the Netherlands and the United Kingdom. Under the terms of the Amended and Restated Exclusive Agency and Marketing Agreement between the Company and Monsanto, we are jointly responsible with Monsanto for developing global consumer and trade marketing programs for consumer Roundup. We have responsibility for manufacturing conversion, distribution and logistics, and selling and marketing support for consumer Roundup. Monsanto continues to own the consumer Roundup business and provides significant oversight of the brand. In addition, Monsanto continues to own and operate the agricultural Roundup business.

Scotts LawnService (8.3% of net sales for fiscal 2011). The Scotts LawnService segment provides residential and commercial lawn care, tree and shrub care and limited pest control services in the United States through periodic applications of fertilizer and control products. As of December 31, 2011, Scotts LawnService had 83 Company-operated locations as well as 90 locations operated by independent franchisees.

Discontinued Operations. During our second quarter of fiscal 2011 we completed the sale of a significant majority of the assets of our Global Professional business (excluding the non-European professional seed business, “Global Pro”) to Israel Chemicals Ltd. (“ICL”). As a result of the then-pending sale, effective in our first quarter of fiscal 2011 we classified Global Pro as discontinued operations.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and contribute to our continued success:

Strong Portfolio of Brands. We consider our industry-leading brands to be our most important competitive advantage. We believe the Scotts, Turf Builder, Miracle-Gro, Ortho and Roundup brands make us the most widely recognized company in the consumer lawn and garden industry in the United States. The strength of the Scotts brand has been a critical aspect of the success of Scotts LawnService. We also own many of the leading brands in the Canadian and European marketplaces, including Celaflor, Evergreen, Fertiligène, Home Defence, KB, Levington, Miracle-Gro, Nexa Lotte, Organice Choice, Scotts EcoSense, Scotts Morning Melodies, Substral and Weedol.

We have helped to build awareness of our brands through consistently investing in advertising and marketing. We are the major media advertiser in the U.S. consumer lawn and garden industry. During fiscal 2011, we spent $141 million advertising our portfolio of brands globally utilizing various media outlets. Due to regional differences in the start and duration of the lawn and garden season, we believe tailoring the timing and delivery of our marketing efforts should help us capture increased market share across all regions. In addition, we continue to utilize weather-triggered media vehicles, such as radio, television and digital, to maintain flexibility and improve effectiveness of our advertising expenditures.

Market Leadership in a Stable and Growing Industry. We believe we have the leading market share in nearly every major U.S. category in which we compete. We have been able to achieve this market leading position through a combination of internal growth driven by product line extensions and innovative new product launches, award-winning marketing campaigns and acquisitions.

Because of the strength of our brands and our market share, we believe we are well positioned to benefit from the favorable trends in the consumer lawn and garden industry. The lawn and garden categories we participate in constitute a market in the United States of approximately $6 billion. Analysts expect the industry to grow at a low-single digit growth rate. The drivers of this growth include: (i) the aging of the U.S. population, as gardening is a top leisure activity; (ii) the above-average population growth in the southern regions of the United States with longer lawn and garden seasons; (iii) the current focus on health and wellness and the increased interest in vegetable gardening; and (iv) homeowners seeking to protect the value of their homes through attractive landscaping.

Focus on Product Innovation. We view our commitment to innovation as a competitive advantage and continually invest in research and development to improve our products and develop new products. Over the past three years, we have invested $148 million in research and development which has contributed to our worldwide portfolio of patents and exclusive licenses to proprietary technologies. Scotts EZ Seed, first introduced in the United States in 2009 and subsequently launched throughout Canada and Europe as Patch Magic, is an example of our ongoing innovation. This lawn repair product combines Scotts grass seed with granular fertilizer in a proprietary growing material having superior water absorbency qualities. By retaining moisture, the growing material allows for better seed germination and supports less frequent watering, resulting in a higher level of consumer success. Similarly, our proprietary Water Smart grass seed allows consumers to successfully grow turf with less frequent watering.

Strong Relationships with Key Retailers. We believe our retail partners continue to view the lawn and garden category, as well as Scotts, as an important component of their success. We believe that our leading brands and significant investment in advertising make our products “traffic builders” at retail locations and, together with our position as the leading nationwide supplier of a full line of consumer lawn and garden products, give us an advantage in selling to retailers, who value the efficiency of dealing with a limited number of suppliers. We are the largest vendor to the lawn and garden departments at Home Depot, Lowe’s and Walmart, and we have sales teams dedicated to each of these retailers year-round to work with their associates to help maximize store shelf productivity, drive consumer traffic, improve merchandising and support new products. Our strategic plan continues to focus on further assisting our retail partners in order to improve their sales and the productivity of their lawn and garden departments. We believe this strategy makes us a critical component to their success and helps to ensure our continued growth.

We view our U.S. sales force as a major competitive advantage that helps us strengthen our relationship with our retail partners. By increasing the size of our sales force over several years, we have taken a more proactive role in helping our retail partners merchandise their lawn and garden departments and maximize the productivity of this space. In addition to working closely with retailers, our nearly 2,800 person full-time and seasonal U.S. in-store sales force also provides us with an opportunity to interact face-to-face with and educate consumers at-the-shelf. By helping consumers answer their lawn and garden questions, we believe we can drive higher sales of our products.

A World Class Supply Chain. We believe our supply chain is another major competitive advantage. Our manufacturing and distribution network is strategically located around North America and Europe to efficiently supply our key retail partners. We consider our order fill rate—which measures the accuracy of shipments—to be an important measure of customer service. In fiscal 2011, we achieved a global order fill rate of 98.8%. Fiscal 2011 marked year three of a multi-year plan to regionalize our supply chain through various distribution and manufacturing initiatives. We have also made substantial investments to lower the cost structure of our supply chain operations in Europe while simultaneously improving customer service levels.

Stable Financial Performance and Strong Cash Flow Generation. Despite difficult economic conditions, we have grown our net sales from $2,552 million in fiscal 2008 to $2,835.7 million in fiscal 2011, representing a compound annual growth rate of approximately 3.5%. During the same time period, Adjusted EBITDA has grown from $318.4 million to $393 million, a compound annual growth rate of approximately 7%. We believe that our operating model, which includes low capital expenditure requirements and efficient working capital management, generates strong cash flow. During the last three fiscal years, we had average operating cash flows of $227.5 million, which represents 8.1% of average net sales. As a result, we have reduced our total debt (net of cash and cash equivalents) position from $915.8 million at September 30, 2008 to $664.1 million at September 30, 2011.

Experienced and Incentivized Management Team. Our senior management team has significant experience in the lawn and garden industry with an average of 12 years in the industry. James Hagedorn has been with our Company for 24 years and has served as the Chief Executive Officer since May 2001. Our management team has demonstrated its ability to grow the business through effective brand building and financial discipline. Additionally, we believe our management team is committed and incentivized. As of December 31, 2011, our board of directors and executive officers collectively owned, individually or in partnership with members of their families, approximately 31% of our common shares.

Our Strategy

We are dedicated to delivering strong, long-term financial results and outstanding shareholder returns by providing products of superior quality and value to enhance consumers’ outdoor lawn and garden environments. We are focused on several key initiatives designed to further strengthen our consumer-facing businesses, bring us closer to the consumer and support our long-term growth objectives.

Continue to Drive Growth and Profitability from the Core Global Consumer Business. We seek to raise household penetration of our products, as well as the frequency with which existing consumers use our products, and enhance the profitability of our business. We believe this can be accomplished by (i) increasing our familiarity with our consumers and customers at a localized level, (ii) building our portfolio of simple, significant and sustainable products through innovation and (iii) leveraging our strong retailer relationships. Our initiatives around this strategy are as follows:

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Streamlining our portfolio of businesses to focus on core branded consumer lawn and garden products. We continued to focus our business on our core branded consumer lawn and garden products by completing the sale of our Global Professional business during our second quarter of fiscal 2011. The sale of the Global Professional business followed the wind-down of our Smith & Hawken business during our first quarter of the fiscal year ended September 30, 2010. In addition, we are in the process of winding down the remaining portion of our professional seed business, leaving a portfolio exclusively comprised of consumer-facing businesses.

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Continuing to regionalize both our sales and marketing models in order to get closer to the consumer and accelerate category growth and our manufacturing and distribution networks to further reduce costs. During fiscal 2011, we continued to invest in the regional sales, marketing, manufacturing and distribution initiatives that were launched during the fiscal year ended September 30, 2009:

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Within the U.S., we operate regional sales and marketing offices in the North, the Southeast, the Southwest and the West. The regional offices are focused on better understanding and meeting the needs of consumers at the local level, thereby increasing both the overall participation rate in lawn and garden activities and our market share. Our headquarters in Marysville, Ohio continues to support the regional offices with programs and services designed to attract more consumers, enhance support to retailers, and drive innovation in our products, services, programs and operations in order to keep consumers engaged in lawn and garden activities and accelerate category growth.

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Fiscal 2011 marked year three of a multi-year supply chain initiative to co-join distribution networks for our lawn fertilizer and growing media products at a number of our growing media facilities, which are then shipped directly to our retail customers. To date this initiative has helped eliminate the need for approximately 25% of our third-party warehouse space.

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We continued to regionalize our manufacturing capabilities through the acquisition of an additional growing media business in Florida, which we anticipate will help further drive cost savings through a combination of reduced freight and inventory investments. We also completed our first full year of operations at our second U.S. liquids manufacturing facility, enabling us to better serve southern U.S. markets.

•

Focusing on innovation. We continue to focus on driving innovation, which we believe is necessary to achieve higher sales and profits. Throughout our history, innovation has been the foundation of our consumer business. We continually invest in research and development, in the laboratory and at the consumer level, to improve our products, manufacturing processes, packaging and delivery systems. Our long-standing commitment to innovation is evidenced by our worldwide portfolio of patents. In addition to the benefits of our own research and development, we actively seek ways to leverage the processes and systems as well as research and development activities of selected partners.

•

Restructuring our business to improve operational efficiencies and reposition our cost structure. This initiative is focused on ensuring that our internal organizational model and cost structure are designed to best help us achieve long-term growth:

•

During the second half of fiscal 2011, we undertook a restructuring effort designed to improve operational efficiencies and the speed with which key decisions are made. This effort centered on eliminating unnecessary management layers and ensuring that key decision makers have spans of control appropriate for their roles. We anticipate that the resulting reduction in force will ultimately produce $20—$25 million in annualized savings.

•

Another piece of this initiative involves reducing the amount we spend on indirect purchasing and other non-revenue generating administrative matters. This multi-year effort involves better leveraging our scale to competitively bid out the products and services we buy and ultimately reduce the number of vendors we use across a variety of spending areas. We expect that, over time, this effort will generate cost savings similar to those realized from the organizational restructuring.

•

The final step in repositioning our cost structure involves re-investing the savings generated by the organizational restructuring and indirect purchasing efforts back into our business. Through this initiative, we intend to increase the amount we spend in those areas we believe will help drive the long-term growth of our consumer business, such as advertising and innovation.

Expand Scotts LawnService. The number of homeowners who want to maintain their lawns and gardens but do not want to do the work themselves represents a significant portion of the total lawn and garden market. We believe that our portfolio of well-known brands provides us with a unique ability to extend our business into lawn and garden services and that the strength of our brands provides us with a competitive advantage in acquiring new customers. We have spent the past several years developing our Scotts LawnService business model and the business has grown significantly, from revenues of $41.2 million in fiscal 2001 to revenues of $235.6 million in fiscal 2011. This growth has come from geographic expansion, acquisitions and organic growth fueled by our direct marketing programs. We acquired two small lawn care businesses during fiscal 2011 and we will continue to evaluate selective acquisitions as opportunities arise. We will also continue to invest in the Scotts LawnService business infrastructure in order to continually improve customer service throughout the organization and leverage economies of scale as we continue to grow.

Corporate Information

Scotts is an Ohio corporation. Our executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and our telephone number is (937) 644-0011. Our website address is www.scotts.com. Our website is not part of this prospectus.

The Exchange Offer

Background	On December 16, 2010, we issued $200 million aggregate principal amount of the outstanding notes in an unregistered offering. In connection with that offering, we and the guarantors entered into a registration rights agreement on December 16, 2010 (the “Registration Rights Agreement”) in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange the outstanding notes for the exchange notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the Exchange Notes” for further information regarding the exchange notes.

The Exchange Offer	We are offering to exchange, for each $1,000 aggregate principal amount of our outstanding notes validly tendered and accepted, $1,000 aggregate principal amount of our exchange notes in authorized denominations.

We will not pay any accrued and unpaid interest on the outstanding notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the outstanding note surrendered in exchange for the exchange note or (ii) if the outstanding note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including December 16, 2010, the original issue date of the outstanding notes.

As of the date of this prospectus, $200 million aggregate principal amount of the outstanding notes are outstanding.

Denominations of Exchange Notes	Tendering holders of the outstanding notes must tender the outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we extend or terminate the exchange offer in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer.

Settlement Date	The settlement date of the exchange offer will be as soon as practicable after the Expiration Date of the exchange offer.

Withdrawal of Tenders	Tenders of the outstanding notes may be withdrawn at any time prior to the Expiration Date.

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”) procedures established by The Depository Trust Company (“DTC”) for tendering the outstanding notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your outstanding notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more details, please read “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Procedures for Tendering.” If you elect to have the outstanding notes exchanged pursuant to this exchange offer, you must properly tender your outstanding notes prior to the Expiration Date. All outstanding notes validly tendered and not properly withdrawn will be accepted for exchange. The outstanding notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:

•	your outstanding notes will continue to be subject to the existing restrictions upon their transfer;

•	we will have no further obligation to provide for the registration under the Securities Act of those outstanding notes except under certain limited circumstances; and

•	the liquidity of the market for your outstanding notes could be adversely affected.

Certain Income Tax Consequences	The exchange pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Exchange Offer” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer.

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer.

The Exchange Notes

The following summary contains basic information about the exchange notes and is not intended to be complete. For a more complete understanding of the outstanding notes and the exchange notes, please refer to the section entitled “Description of the Exchange Notes” in this prospectus.

Issuer	The Scotts Miracle-Gro Company.

Securities	$200,000,000 aggregate principal amount of 6.625% Senior Notes due 2020.

Maturity Date	The notes will mature on December 15, 2020.

Interest	The notes will bear interest at a rate of 6.625 % per annum. Interest on the notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 2011.

Guarantees	On the closing of the exchange offer, the notes will be guaranteed on a senior unsecured basis by each of our domestic subsidiaries that guarantee the 2018 notes and our credit facility.

Ranking	The notes will be senior unsecured obligations of the Company and will rank senior in right of payment to any of the Company’s future debt that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of the Company’s existing and future unsecured senior debt, including the 2018 notes, and will be effectively subordinated to all of the Company’s secured debt to the extent of the value of the collateral securing such debt and structurally subordinated to all of the liabilities of any of the Company’s subsidiaries that do not guarantee the notes to the extent of the value of the assets held by such subsidiaries.

The guarantees will be general unsecured obligations of the guarantors and will rank senior in right of payment to any of their future debt that is expressly subordinated in right of payment to the guarantees. The guarantees will rank equal in right of payment with all existing and future unsecured liabilities of such guarantors, including the 2018 notes, and will be effectively subordinated to all of such guarantors’ secured debt, including our credit facility, to the extent of the value of the collateral securing such debt and structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes to the extent of the value of the assets held by such subsidiaries.

As of December 31, 2011, the Company and the guarantors had total secured debt of $621.7 million (excluding letters of credit of $26.3 million), and $1,052.0 million of additional secured debt was available to be borrowed under our credit facility. As of December 31, 2011, the notes and the guarantees were structurally subordinated to $78.7 million of indebtedness of the non-guarantor subsidiaries, all of which was incurred under our credit facility.

Optional Redemption	At any time prior to December 15, 2013, the Company may redeem up to 35% of the notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of the Exchange Notes—Optional Redemption.”

At any time prior to December 15, 2015, the Company may redeem the notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest to the date of redemption as set forth under “Description of the Exchange Notes—Optional Redemption.” On and after December 15, 2015, the Company may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of the Exchange Notes—Optional Redemption” plus accrued and unpaid interest.

Change of Control; Mandatory Offer to Purchase	If specific kinds of changes of control occur and the Company has not previously exercised its right to redeem all of the outstanding notes as described under “Description of the Exchange Notes—Optional Redemption,” the Company must offer to purchase the notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest.

Certain Covenants	The indenture governing the notes, among other things, restricts our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred shares;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to restrictions on the ability of restricted subsidiaries to make payments to us;

•	create liens and enter into sale-leaseback transactions;

•	merge, consolidate or sell substantially all of our assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications described under the heading “Description of the Exchange Notes.”

Use of Proceeds	There will be no cash proceeds to us from the exchange offer.

Risk Factors	In evaluating an investment in the exchange notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the exchange notes.

Summary Consolidated Historical Financial Data

The summary consolidated historical financial data presented below as of and for the fiscal years ended September 30, 2011, 2010 and 2009 is derived from our audited financial statements. The financial data for the three months ended December 31, 2011 and January 1, 2011 are derived from our unaudited condensed consolidated financial statements incorporated by reference herein. Given the seasonal nature of the lawn and garden category, we historically report a loss in our fiscal first quarter; therefore, operating results for the three months ended December 31, 2011 are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2012. You should read this information in conjunction with our consolidated financial statements and related notes thereto and other financial information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, which are incorporated by reference herein.

	Fiscal Year Ended September 30(1),
	2009	2010	2011
	(Dollars in millions)
Statement of Operations Data
Net Sales:
Global Consumer	$2,485.3	$2,649.7	$2,533.2
Scotts LawnService	231.1	224.1	235.6

Segment total	2,716.4	2,873.8	2,768.8
Corporate & Other	31.1	25.0	67.7
Roundup amortization(2)	(0.8)	(0.8)	(0.8)
Product registration and recall matters-returns(3)	(0.3)	—	—

Net sales	2,746.4	2,898.0	2,835.7
Cost of sales	1,757.0	1,819.1	1,811.2
Cost of sales—impairment, restructuring and other charges(4)	—	—	18.3
Cost of sales—product registration and recall matters(3)	11.7	3.0	3.2

Gross profit	977.7	1,075.9	1,003.0
Operating expenses:
Selling, general and administrative(5)	699.2	695.3	688.5
Impairment, restructuring and other charges(4)	—	18.5	57.8
Product registration and recall matters(3)	16.8	5.7	11.4
Other (income) expense, net	1.2	(6.7)	(1.7)

Income from operations	260.5	363.1	247.0
Costs related to refinancing	—	—	1.2
Interest expense	52.4	43.2	51.0

Income from continuing operations before income taxes	208.1	319.9	194.8
Income tax expense from continuing operations	75.5	119.4	72.9

Income from continuing operations	132.6	200.5	121.9
Income from discontinued operations, net of tax	20.7	3.6	46.0

Net income	$153.3	$204.1	$167.9

Other Financial Data
Net cash provided by (used in):
Operating activities	$264.6	$295.9	$122.1
Investing activities	(83.3)	(58.9)	153.5
Financing activities	(194.0)	(216.3)	(230.7)
Depreciation and amortization	60.4	59.4	61.7
Capital expenditures(6)	75.4	83.4	72.7
Adjusted EBITDA(7)	350.5	440.1	393.0

	Fiscal Year Ended September 30(1),
	2009	2010	2011
	(Dollars in millions)
Balance Sheet Data (at period end)
Cash and cash equivalents	$70.6	$88.1	$130.9
Working capital(8)	382.7	381.3	523.9
Total assets	2,220.1	2,164.0	2,052.2
Total debt	810.1	631.7	795.0
Net debt(9)	739.5	543.6	664.1
Total shareholders’ equity	584.5	764.5	559.8

(1)	On July 8, 2009, Scotts Miracle-Gro announced that its wholly-owned subsidiary, Smith & Hawken, Ltd., had adopted a plan to close the Smith & Hawken business. During our first quarter of fiscal 2010, all Smith & Hawken stores were closed and substantially all operational activities of Smith & Hawken were discontinued. As a result, effective in our first quarter of fiscal 2010, we classified Smith & Hawken as discontinued operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

On February 28, 2011, we completed the sale of Global Pro to ICL. In conjunction with the transaction, Scotts LLC and ICL entered into several product supply agreements which are generally up to five years in duration, as well as various trademark and technology licensing agreements with varying durations. Our continuing cash inflows and outflows related to these agreements are not considered to be significant in relation to the overall cash flows of Global Pro. Furthermore, none of these agreements permit us to influence the operating or financial policies of Global Pro under the ownership of ICL. Therefore, Global Pro met the criteria for presentation as discontinued operations. As such, effective in the first quarter of fiscal 2011, we classified Global Pro as discontinued operations in accordance with GAAP.

The summary consolidated historical financial data has been retrospectively updated to recast Smith & Hawken and Global Pro as discontinued operations for each period presented.

(2)	In 1999, we obtained exclusive rights to market the consumer Roundup brand in the United States and other specified countries. Pursuant to the Marketing Agreement between us and Monsanto Company, we were required to pay a marketing fee of $32 million to Monsanto. We have deferred this amount on the basis that the payment will provide a future benefit through commissions that will be earned under the Marketing Agreement. Based on our current assessment of the likely term of the Marketing Agreement, the useful life over which the marketing fee is being amortized is 20 years.
(3)	As a result of product registration and recall matters, we have reversed sales associated with estimated returns of affected products, recorded charges for affected inventory and recorded other registration and recall-related costs. The effects of these adjustments were charges of $28.6 million, $8.7 million and $14.6 million for fiscal 2009, fiscal 2010 and fiscal 2011, respectively. Included within these pre-tax charges are non-cash charges pertaining to the write-down of inventory related to the destruction of goods associated with regulatory and registration matters, which were $2.9 million, $1.0 million and $1.2 million for fiscal 2009, fiscal 2010 and fiscal 2011, respectively.
(4)	Impairment, restructuring and other charges in fiscal 2011 were $76.1 million, as further detailed in the Notes to Consolidated Financial Statements in our 2011 10-K incorporated by reference in this prospectus.

Impairment, restructuring and other charges in fiscal 2010 were $18.5 million, reflecting a non-cash charge related to discontinuing or de-emphasizing certain brands and sub-brands, which is consistent with our business strategy to increasingly concentrate our advertising and promotional spending on fewer, more significant brands to more efficiently drive growth.

(5)	Includes non-cash share-based compensation expense of $14.1 million, $16.1 million and $15.9 million for fiscal 2009, fiscal 2010 and fiscal 2011, respectively.

(6)	Capital expenditures include investments in property, plant and equipment and investments in intellectual property.
(7)	Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization as well as certain other items such as the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. In addition, non-recurring cash items affecting net income that are incurred between April 3, 2011 and June 30, 2012 in an aggregate amount not to exceed $40 million are also excluded from the determination of Adjusted EBITDA. Our ability to generate cash flows sufficient to cover our debt service costs is essential to our ability to maintain our borrowing capacity under our credit facility. We believe Adjusted EBITDA provides additional information for determining our ability to meet debt service requirements. The presentation of Adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our credit facility and used to calculate the Leverage Ratio (as defined in our credit facility) (maximum of 3.50 at September 30, 2011) and the Interest Coverage Ratio (as defined in our credit facility) (minimum of 3.50 for the year ended September 30, 2011 pursuant to the credit facility). Adjusted EBITDA is not necessarily the same as the definition of “Consolidated Cash Flow” in the indenture governing the notes. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to income from operations as an indicator of operating performance or to cash flow as a measure of liquidity.

The following table represents a reconciliation of net income to Adjusted EBITDA:

	Fiscal Year Ended September 30(1),
	2009	2010	2011
	(Dollars in millions)
Income from continuing operations	$132.6	$200.5	$121.9
Income tax expense from continuing operations	75.5	119.4	72.9
Income (loss) from discontinued operations, net of tax (excluding Global Pro Sale	20.7	3.6	6.5
Income tax expense (benefits) from discontinued operations	(18.1)	7.2	2.6
Costs related to refinancings	—	—	1.2
Interest expense	52.4	43.2	51.0
Interest expense from discontinued operations	4.0	3.7	1.7
Depreciation	47.9	48.5	50.3
Amortization	12.5	10.9	11.4
Loss on impairment and other charges(a)	7.4	18.5	64.3
Product registration and recall matters, non-cash portion(b)	2.9	1.0	8.7
Mark-to-market adjustment on derivatives	—	—	0.5
Smith & Hawken closure process(c)	12.7	(16.4)	—

Adjusted EBITDA	$350.5	$440.1	$393.0

(a)	Loss on impairment and other charges in fiscal 2009 were $7.4 million, which represents non-cash charges recorded in cost of sales related to the write-down of inventory necessitated by the significant decline in the market pricing and demand for professional grass seed in North America.

Fiscal 2010 charges of $18.5 million represent impairment charges related to certain brands and sub-brands in the Global Consumer segment that have been discontinued or de-emphasized, consistent with our business strategy to increasingly concentrate our advertising and promotional spending on fewer, more significant brands to more efficiently drive growth.

Fiscal 2011 charges of $64.3 million represent certain impairment, restructuring and other charges as further detailed in the Notes to Consolidated Financial Statements in our 2011 Annual Report on Form 10-K incorporated by reference in this prospectus.

(b)	Represents the non-cash portion of charges related to product registration and recall matters. Total charges incurred in fiscal 2009, 2010 and 2011 related to product registration and recall matters were $28.6 million, $8.7 million and $14.6 million, respectively.
(c)	The adjustment in 2009 represents the non-cash charges incurred in fiscal 2009 related to the closure process of Smith & Hawken. Total charges incurred in fiscal 2009 related to the closure process of Smith & Hawken were $14.7 million, comprised of the termination of retail site lease obligations, agency fees, severance and benefit commitments, charges related to inventories, and impairment of retail site improvements and fixtures. $2.0 million of non-recurring cash charges related to the closure process of Smith & Hawken have not been added back to net income to calculate Adjusted EBITDA.

Certain non-cash charges taken in fiscal 2009 resulted in eventual cash payments in fiscal 2010. Adjustments shown as a reduction of fiscal 2010 Adjusted EBITDA represent the cash impact of the then non-cash charges added back in fiscal 2009.

(8)	Working capital is defined as current assets less current liabilities.
(9)	Net debt is defined as total debt less cash and cash equivalents.

	Three months ended December 31, 2011	Three months ended January 1, 2011
	(Dollars in millions)
	(Unaudited)
Statement of Operations Data
Net Sales:
Global Consumer	$149.1	$188.8
Scotts LawnService	37.6	$37.1

Segment total	186.7	$225.9
Corporate & Other	24.5	4.3

Net sales	211.2	230.2
Cost of sales	186.4	180.3
Cost of sales—product, registration and recall matters	—	0.8

Gross profit	$24.8	$49.1
Operating expenses:
Selling, general and administrative	123.0	143.2
Impairment, restructuring and other charges	2.6	—
Product registration and recall matters	0.3	0.9
Other income, net	(0.9)	(0.5)

Loss from operations	(100.2)	(94.5)
Interest expense	15.3	9.5

Loss from continuing operations before income taxes	(115.5)	(104.0)
Income tax benefit from continuing operations	(41.6)	(37.3)

Loss from continuing operations	(73.9)	(66.7)
Loss from discontinued operations, net of tax	—	(1.2)

Net loss	$(73.9)	$(67.9)

Other Financial Data
Net cash provided by (used in):
Operating activities	$(201.1)	$(169.7)
Investing activities	(16.4)	(28.1)
Financing activities	214.3	186.3
Depreciation and amortization	15.6	14.7
Capital expenditures	16.4	28.1
Adjusted EBITDA	(84.4)	(80.3)
Balance Sheet Data (at period end)
Cash and cash equivalents	$127.8	$78.8
Working capital	663.1	528.8
Total assets	2,164.3	2,255.2
Total debt	1,034.2	855.9
Net debt	906.4	777.1
Total shareholders’ equity	464.2	678.6

The following table represents a reconciliation of net loss to Adjusted EBITDA

	Three months ended December 31, 2011	Three months ended January 1, 2011
	(Dollars in millions)
	(Unaudited)
Loss from continuing operations	$(73.9)	$(66.7)
Income tax benefit from continuing operations	(41.6)	(37.3)
Loss from discontinued operations, net of tax	—	(1.2)
Income tax benefit from discontinued operations	—	(0.4)
Interest expense	15.3	9.5
Interest expense from discontinued operations	—	1.1
Depreciation	12.9	12.2
Amortization (including Roundup)	2.7	2.5
Mark-to-market adjustments on derivatives	0.2	—

Adjusted EBITDA	$(84.4)	$(80.3)

RISK FACTORS

An investment in the notes involves substantial risks. You should carefully consider the following factors in addition to the other information set forth in this prospectus before you decide to tender outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also adversely impact our business operations. If any of the following risks actually occur, our business, results of operations, cash flows and financial condition and our ability to make payments on the notes would likely suffer.

Risks Relating to Our Business

You should read “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and similar sections in subsequent filings, which are incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

You must follow the exchange offer procedures carefully in order to receive the exchange notes.

If you do not follow the procedures described in this prospectus for tendering your original notes, you will not receive the exchange notes. Further, if you want to tender your original notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of any defects or irregularities with respect to tenders of original notes for exchange notes. For additional information, please refer to the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering.”

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Relating to the Notes

Our indebtedness could limit our flexibility, adversely affect our financial condition and prevent us from making payments on the exchange notes. The terms of our credit facility and the indentures governing the exchange notes and the 2018 notes impose certain operating and financial restrictions on us and our subsidiaries, which could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities.

As of December 31, 2011, we had $621.7 million of total secured debt outstanding (excluding $26.3 million of letters of credit outstanding) and $1,052.0 million of additional secured debt was available to be borrowed under our credit facility.

Our inability to meet restrictive financial and non-financial covenants associated with our credit facility and the indentures governing the exchange notes and the 2018 notes, or to generate sufficient cash flow to repay maturing debt, could adversely affect our financial condition. For example, our debt level could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	make us more vulnerable to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of cash flows from operating activities to payments on our indebtedness, which would reduce the cash flows available to fund working capital, capital expenditures, advertising, research and development efforts and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability to borrow additional funds;

•

expose us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

Our ability to make payments, fund planned capital expenditures and acquisitions, pay dividends and make share repurchases will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operating activities or that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

Our credit facility and the indentures governing the exchange notes and the 2018 notes contain restrictive covenants and cross-default provisions and our credit facility requires us to maintain specified financial ratios. Our ability to comply with those covenants and satisfy those financial ratios can be affected by events beyond our control. A breach of any of those financial ratio covenants or other covenants could result in a default. Upon the occurrence of such an event of default, the outstanding indebtedness due under each debt instrument could immediately become due and payable and the lenders under the credit facility could terminate all commitments to extend further credit. We cannot assure you that such defaults would be waived or that we could pay the indebtedness in full if any of our indebtedness were accelerated. See “Description of Certain Other Indebtedness” and “Description of the Exchange Notes.”

Subject to compliance with certain covenants under our credit facility and the indentures governing the exchange notes and the 2018 notes, we may incur additional debt in the future. If we incur additional debt, the risks described above could intensify.

Our credit facility and the indentures governing the exchange notes and the 2018 notes impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

Our credit facility and the indentures governing the exchange notes and the 2018 notes impose significant operating and financial restrictions on us. These restrictions will limit our ability, among other things, to:

•	incur additional debt or issue our preferred stock;

•	pay dividends or make distributions to our stockholders;

•	repurchase or redeem our capital stock;

•	make investments;

•

in the case of the indentures governing the exchange notes and the 2018 notes, incur liens without granting equal and ratable liens to the holders of the exchange notes or the 2018 notes, as applicable;

•	enter into transactions with our stockholders and affiliates;

•	sell certain assets;

•	acquire the assets of, or merge or consolidate with, other companies; and

•	incur restrictions on the ability of our subsidiaries to make distributions or transfer assets to us.

As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

The exchange notes and the guarantees will be unsecured.

The exchange notes and the guarantees will not be secured by any of our or our subsidiaries’ assets. The indenture governing the exchange notes permits us and our subsidiaries to incur secured debt, including pursuant to our credit facility and other forms of secured debt. As a result, the exchange notes and the guarantees will be effectively subordinated to all of our and the guarantors’ secured obligations to the extent of the value of the assets securing such obligations. As of December 31, 2011, we had total secured debt of $621.7 million (excluding $26.3 million of letters of credit outstanding), and $1,052.0 million of additional secured debt was available to be borrowed under our credit facility.

If we or the guarantors were to become insolvent or otherwise fail to make payment on the exchange notes or the guarantees, holders of any of our or the guarantors’ secured obligations would be paid first out of the proceeds of the assets securing such obligations before the holders of the exchange notes would receive any payments from the remaining proceeds, if any. You may therefore not be fully repaid if we or the guarantors become insolvent or otherwise fail to make payment on the exchange notes.

Not all of our subsidiaries guarantee our obligations under the exchange notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the exchange notes.

Our present and future foreign subsidiaries and certain of our domestic subsidiaries will not be guarantors of the exchange notes. Payments on the exchange notes are only required to be made by the guarantors and us. As a result, no payments are required to be made from the assets of subsidiaries that do not guarantee the exchange notes, unless those assets are transferred by dividend or otherwise to us or a guarantor. Our non-guarantor subsidiaries generated 18.4% of our total net sales and 4.3% of our consolidated operating income for fiscal 2011.

Our non-guarantor subsidiaries held 21.8% of our consolidated assets as of December 31, 2011. As of December 31, 2011, the exchange notes and the guarantees were structurally subordinated to $78.7 million of indebtedness of the non-guarantor subsidiaries, all of which was incurred under our credit facility.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors and other obligations, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the exchange notes are effectively subordinated to all the liabilities of the non-guarantor subsidiaries.

If the exchange notes are rated investment grade at any time by both Moody’s and Standard & Poors, most of the restrictive covenants and corresponding events of default contained in the indenture governing the exchange notes will be suspended.

If, at any time, the credit rating on the exchange notes, as determined by both Moody’s Investors Service and Standard & Poors Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the exchange notes later fall below these thresholds or in certain other circumstances. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, holders of the exchange notes will have less credit protection than at the time the exchange notes are issued.

Federal and state statutes may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee and:

•	was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee;

•	was engaged in a business or transaction, or was about to engage in a business or transaction, for which property remaining with the guarantor constituted an unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts that would be beyond the guarantor’s ability to pay as those debts matured.

A guarantee could also be deemed a fraudulent transfer if it was given with actual intent to hinder, delay or defraud any entity to which the guarantor was or became, on or after the date the guarantee was given, indebted.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot predict:

•

what standard a court would apply in order to determine whether a guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date; or

•	whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

The indenture contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. In a recent case, the U.S. Bankruptcy Court in the Southern District of Florida found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the exchange notes would cease to have a claim against the guarantor based on the guarantee and would be creditors only of the Company and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

We may not have sufficient funds to purchase exchange notes upon a change of control.

If there is a change of control under the terms of the indenture governing the exchange notes, each holder of exchange notes may require us to purchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase. In order to purchase any outstanding exchange notes, we might have to refinance our outstanding indebtedness, which we might not be able to do. Even if we were able to refinance our other indebtedness, any financing might be on terms unfavorable to us. In addition, our credit facility provides that the occurrence of certain kinds of change of control events will constitute a default under our credit facility, and the indentures governing our 2018 notes require that the 2018 notes be repurchased or repaid upon the occurrence of certain kinds of change of control events. We cannot assure you that we will have the financial ability to purchase outstanding exchange notes upon the occurrence of a change of control. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Offer to Repurchase upon Change of Control.”

An active trading market for the exchange notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the exchange notes.

The outstanding notes were a new issue of securities for which there was no established trading market. We believe the outstanding notes may be eligible for trading by “qualified institutional buyers,” as defined under Rule 144A of the Securities Act (“Rule 144A”), but we do not intend to list the outstanding notes or any exchange notes on any national securities exchange or include the outstanding notes or any exchange notes in any automated quotation system.

We have been advised by the initial purchasers that they intended to make a market in the outstanding notes after the completion of the offering. However, the initial purchasers are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchasers opt not to act or cease to act as market maker for the exchange notes, we cannot assure you that another firm or person will make a market in the exchange notes.

The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our financial performance or prospects;

•	a downgrade of our credit ratings by any credit rating agencies;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes; and

•	prevailing interest rates.

Our credit ratings have been and continue to be subject to regular review. An active or liquid trading market for the exchange notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price.

Transfers of the outstanding notes are restricted.

The outstanding notes were offered and sold in reliance upon exemptions from registration under the Securities Act and applicable state securities laws. As a result, you may transfer or resell the outstanding notes only in a transaction registered in accordance with, or exempt from, these registration requirements. Pursuant to the registration rights agreement, we have agreed to file an exchange offer registration statement or, under some circumstances, a shelf registration statement with respect to the outstanding notes and to use our reasonable best efforts to cause the registration statement to become effective. The SEC, however, has broad discretion to declare any registration statement effective and may delay, defer or suspend the effectiveness of any registration statement for a variety of reasons. If issued under an effective registration statement, the exchange notes generally may be resold or otherwise transferred by each holder of the exchange notes with no need for further registration. However, the exchange notes will constitute a new issue of securities with no established trading market. An active trading market for the exchange notes may not develop, or, in the case of non-exchanging holders of the outstanding notes, the trading market for the outstanding notes following the exchange offer may not continue. If the registration statement does not become or remain effective, this could adversely affect the liquidity and price of the outstanding notes. If we do not comply with our registration obligations with respect to the outstanding notes, we will be obligated to pay additional interest to holders of the outstanding notes. Selling securityholders who sell outstanding notes pursuant to a shelf registration statement may be subject to certain restrictions and potential liability under the Securities Act.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of the exchange notes.

Credit rating agencies rate the exchange notes based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of the exchange notes or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of the exchange notes.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except that the exchange notes are registered under the Securities Act, are not entitled to the registration rights which are applicable to the outstanding notes, and are not subject to certain special interest rate provisions applicable to the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Credit Facilities

On June 30, 2011, the Company entered into a Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Company as the “Borrower”; the subsidiary borrowers; the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement, which we refer to as the Lenders; Bank of America, N.A., as Syndication Agent; Cobank, ACB, BNP Paribas, Credit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.

Subject to the terms and conditions of the Second Amended and Restated Credit Agreement, the Lenders have committed to provide the Company and certain of its subsidiaries with a five-year senior secured revolving loan facility in the aggregate principal amount of up to $1.7 billion, which we refer to as the New Credit Facility. The Second Amended and Restated Credit Agreement also provides the Company with the right to seek to increase the New Credit Facility by an aggregate amount of up to $450 million, subject to certain specified conditions. The New Credit Facility replaced the Company’s existing Amended and Restated Credit Agreement, which was entered into on February 7, 2007 and was terminated by the Company on June 30, 2011, which we refer to as the Old Credit Agreement.

JPMorgan Chase Bank, N.A. served as the administrative agent under the Old Credit Agreement and continues to serve in that capacity under the Second Amended and Restated Credit Agreement. Bank of America, N.A. served as syndication agent under the Old Credit Agreement and continues to serve in that capacity under the Second Amended and Restated Credit Agreement. Certain of the Lenders under the Second Amended and Restated Credit Agreement were also lenders under the Old Credit Agreement.

New Credit Facility. The proceeds of the New Credit Facility may be used: (i) to finance working capital requirements and other general corporate purposes of the Company and its subsidiaries; and (ii) to refinance the amounts outstanding under the Old Credit Agreement (as of June 30, 2011, the principal amount of approximately $380 million and letters of credit in the amount of $26.2 million were outstanding under the Old Credit Agreement). The New Credit Facility will be available for issuance of up to $75 million of letters of credit and for borrowings under swing line loans of up to $100 million. The New Credit Facility will terminate on June 30, 2016.

Interest. Under the terms of the Second Amended and Restated Credit Agreement, loans made under the New Credit Facility bear interest, at the Company’s election, at a rate per annum equal to either the ABR (as defined in the Second Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Second Amended and Restated Credit Agreement) or at the LIBOR Rate (as defined in the Second Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Second Amended and Restated Credit Agreement). As of the Closing Date (as defined in the Second Amended and Restated Credit Agreement), and until such time as the Company delivers to the Administrative Agent consolidated financial statements for the fiscal quarter ended December 31, 2011, the Applicable Margin shall be 1.00% with respect to ABR loans and 2.00% with respect to LIBOR Rate loans.

Guarantors. The New Credit Facility is guaranteed under the Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2011, by and among the Company and certain of its domestic subsidiaries, to and in favor of the Administrative Agent. Under the Second Amended and Restated Credit Agreement, and subject to materiality thresholds that are no more restrictive than those in the Old Credit Agreement, each future direct or indirect domestic subsidiary of the Company will be required to guarantee the New Credit Facility.

Security for the New Credit Facility. The New Credit Facility is secured by (1) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of the Company and those of the Company’s domestic subsidiaries that are parties to the Second Amended and Restated Guarantee and Collateral Agreement and (2) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are parties to the Second Amended and Restated Guarantee and Collateral Agreement and 65% of the capital stock of the Company’s first-tier foreign subsidiaries (provided that, in most cases, obligations of such foreign subsidiary borrowers will be secured by 100% of such foreign subsidiaries’ capital stock and 100% of the capital stock of their first-tier subsidiaries), in each case subject to exceptions and minimum thresholds set forth in the Second Amended and Restated Credit Agreement. The collateral does not include any of the Company’s or the Company’s subsidiaries’ intellectual property.

Representations and Warranties; Covenants; Events of Default. The terms of the New Credit Facility include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

7.25% Senior Notes due 2018

General

In January 14, 2010, we completed the public offering of $200 million aggregate principal amount of our 2018 notes. The 2018 notes were offered pursuant to the prospectus supplement dated January 11, 2010, to the prospectus dated January 11, 2010, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-163330) filed with the SEC on November 24, 2009, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on January 11, 2010.

Security; Ranking and Guarantees

The 2018 notes are our unsecured senior obligations and rank equal in right of payment with our existing and future unsecured senior debt. Our obligations under the 2018 notes are fully and unconditionally guaranteed by each of our domestic subsidiaries that guarantee our credit facility (the “2018 notes guarantees”). The 2018 notes guarantees are unsecured general obligations of the subsidiary guarantors and rank equal in right of payment with all existing and future unsecured liabilities of the subsidiary guarantors that are not subordinated in right of payment to the 2018 notes guarantees.

Optional Redemption

At any time prior to January 15, 2013, we may redeem up to 35% of the 2018 notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of the Notes—Optional Redemption” in the prospectus supplement.

At any time prior to January 15, 2014, we may redeem the 2018 notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest to the date of redemption as set forth under “Description of the Notes—Optional Redemption” in the prospectus supplement. On and after January 15, 2014, we may redeem the 2018 notes, in whole or in part, at the redemption prices set forth under “Description of the Notes—Optional Redemption” in the prospectus supplement plus accrued and unpaid interest.

Interest

Interest on the 2018 notes accrues at the rate of 7.25% per annum from January 14, 2010. Interest is payable semi-annually in arrears on January 15 and July 15. We will make each interest payment to the holders of record of the 2018 notes on the immediately preceding January 1 and July 1.

Interest on the 2018 notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Covenants

The indentures governing the 2018 notes restricts our ability and the ability of our restricted subsidiaries to: (i) incur additional indebtedness and issue certain preferred shares; (ii) make certain distributions, investments and other restricted payments; (iii) sell certain assets; (iv) agree to restrictions on the ability of restricted subsidiaries to make payments to us; (v) create liens and enter into sale-leaseback transactions; (vi) merge, consolidate or sell substantially all of our assets; and (vii) enter into certain transactions with affiliates.

Events of Default

The terms of our 2018 notes include customary events of default, including, (i) non-payment for 30 days of interest on the 2018 notes; (ii) non-payment when due of the principal of or premium, if any, on the 2018 notes; (iii) failure by us to comply with its covenant obligations in connection with a merger, consolidation or sale of assets; (iv) failure by us to observe or perform our obligations under the reporting covenant which default continues for a period of 90 days; (v) a default in the observance or performance of any other covenant or agreement contained in the 2018 notes indentures which default continues for a period of 60 days after we receive written notice specifying the default from the 2018 notes trustee or the holders of at least 25% of the outstanding principal amount of the 2018 notes; (vi) defaults under other debt instruments or contingent obligations in excess of $75 million, including a default under the exchange notes offered in this prospectus; (vii) judgments entered against us or any of our significant subsidiaries involving a liability in excess of $75 million; (viii) failure of a subsidiary guarantee of any significant subsidiary to remain in full force and effect in accordance with its terms or denial by a subsidiary guarantor of its obligations under its subsidiary guarantee.; or (ix) certain events of bankruptcy or insolvency with respect to us or any of our restricted subsidiaries that is a significant subsidiary.

Master Accounts Receivable Purchase Agreement

On September 21, 2011, the Company and its wholly-owned subsidiary, The Scotts Company LLC, which we refer to as Scotts LLC, entered into a Master Accounts Receivable Purchase Agreement, which we refer to as the MARP Agreement, by and among Scotts LLC, the Company, Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as a Bank (“Crédit Agricole”), and The Bank of Nova Scotia, Suntrust Bank and Mizuho Corporate Bank, Ltd., as Banks.

The MARP Agreement, which is uncommitted, provides for the discretionary sale by Scotts LLC, and the discretionary purchase by the Banks, on a revolving basis, of accounts receivable generated by sales to two specified account debtors in an aggregate amount not to exceed $325 million, with debtor sublimits ranging from $120 million to $250 million. Under the terms of the MARP Agreement, the Banks have the opportunity to purchase those accounts receivable offered by Scotts LLC at a discount (from the agreed base value thereof) effectively equal to the greater of 7-day or 3-month LIBOR plus 1.05%. Scotts LLC will continue to be responsible for the servicing and administration of the receivables sold to the Banks until the occurrence of a termination event under the MARP Agreement.

The MARP Agreement provides that although the specified accounts receivable may be sold to the Banks, the Banks have the right to require Scotts LLC to repurchase uncollected receivables on weekly settlement dates and upon the occurrence of certain termination events, including the breach of any covenant made by Scotts LLC or the Company with respect to such receivables. The Banks do not have the right, however, to require Scotts LLC to repurchase any uncollected receivables if the receivables are not paid when due or cannot be paid solely as a result of the applicable account debtor’s financial inability to pay. Scotts LLC has the right at any time to repurchase receivables which have been sold to the Banks pursuant to the MARP Agreement.

The terms of the MARP Agreement include customary representations, warranties, covenants and indemnities for transactions of this type. All of Scotts LLC’s obligations under the MARP Agreement are guaranteed by the Company. The MARP Agreement has an initial stated termination date of September 21, 2012, which may be extended by mutual agreement of Scotts LLC and the Banks. Certain of the Banks, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

The MARP Agreement replaced the Company’s then existing Master Accounts Receivable Purchase Agreement, which was set to expire on September 30, 2011.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended		Fiscal Year Ended September 30,
	January 1, 2011	December 31, 2011	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges(1)	(2)	(2)	3.1	1.5	3.7	5.6	3.5

(1)	Earnings consist of income before income taxes, fixed charges, amortization of capitalized interest, adjustments for minority interests in consolidated subsidiaries and distributed earnings of equity method investees less interest capitalized. Fixed charges consist of interest on borrowings, amortization of deferred financing costs, capitalized interest, the proportion deemed representative of the interest factor within rent expense and interest on deposits. We did not have any preferred shares outstanding during the periods indicated.
(2)	Losses were inadequate to cover fixed charges by (in millions): $104.1 for the three months ended January 1, 2011; $115.6 for the three months ended December 31, 2011.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On December 16, 2010, we issued $200 million aggregate principal amount of the outstanding notes. In connection with that issuance, we entered into a Registration Rights Agreement on December 16, 2010. Pursuant to the Registration Rights Agreement, the Company and the guarantors agreed for the benefit of the holders of the notes, that on or before the 365th day after the date of the initial issuance of the outstanding notes, they will, at their own expense, use their reasonable best efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered exchange offer to exchange the outstanding notes for exchange notes, to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act and to consummate the Exchange Offer by the 455th day after the date of the initial issuance of the original notes.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the exchange notes in exchange for the outstanding notes. We filed a copy of the Registration Rights Agreement as an exhibit incorporated by reference into the registration statement.

Resale of the Exchange Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

(1)	are acquiring the exchange notes in the ordinary course of your business;

(2)	are not participating in, and do not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act;

(3)	if you are a Broker-Dealer, you acquired the original notes as a result of market-making activities or other trading activities and that you will comply with the applicable provisions of the Securities Act with respect to any resale of any exchange notes; and

(4)	are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act.

By tendering the outstanding notes in exchange for the exchange notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the exchange notes, or have any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives the exchange notes for its own account in exchange for the outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of the exchange notes received in exchange for the outstanding notes which the broker-dealer acquired as a result of market-making or other trading activities. See “Plan of Distribution.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all outstanding notes validly tendered and not validly withdrawn prior to the Expiration Date. We will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the outstanding notes validly tendered and accepted pursuant to the exchange offer.

We will not pay any accrued and unpaid interest on the outstanding notes that we acquire in the exchange offer. Instead, interest on the exchange notes will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the outstanding note surrendered in exchange for the exchange note or (ii) if the outstanding note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or (b) if no interest has been paid, from and including December 16, 2010, the original issue date of the outstanding notes.

Tendering holders of the outstanding notes must tender the outstanding notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof. The exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that:

(1)	we have registered the exchange notes under the Securities Act and therefore these exchange notes will not bear legends restricting their transfer; and

(2)	specified rights under the Registration Rights Agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the exchange notes.

The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $200 million aggregate principal amount of the outstanding notes are outstanding. The outstanding notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Book-Entry, Delivery and Form,” we will issue the exchange notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the exchange offer.

Holders who tender the outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of the outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “—Other Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of the outstanding notes after the exchange offer in general will not have further rights under the Registration Rights Agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “Expiration Date” means 5:00 p.m., New York City time, on                     , 2012, subject to our right to extend that time and date in our sole discretion, in which case the Expiration Date means the latest time and date to which the exchange offer is extended.

We reserve the right, in our sole discretion, by giving oral or written notice to the exchange agent, to: extend the exchange offer; terminate the exchange offer if a condition to our obligation to exchange the outstanding notes for the exchange notes is not satisfied or waived on or prior to the Expiration Date; and amend the exchange offer.

If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that two to ten business day period.

We will notify holders of the outstanding notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the exchange notes on the settlement date, which will be as soon as practicable after the Expiration Date of the exchange offer. We will not be obligated to deliver the exchange notes unless the exchange offer is consummated.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue the exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date: terminate the exchange offer and return all tendered outstanding notes to the respective tendering holders; modify, extend or otherwise amend the exchange offer and retain all tendered outstanding notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or to the extent lawful, waive the unsatisfied conditions with respect to the exchange offer and accept all outstanding notes tendered and not previously validly withdrawn.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture governing the exchange notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of the outstanding notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of the outstanding notes will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of the outstanding notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby:

(1)	irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all outstanding notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the outstanding notes arising under, from or in connection with those outstanding notes;

(2)	waive any and all rights with respect to the outstanding notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those outstanding notes; and

(3)	release and discharge us and the trustee for the outstanding notes from any and all claims the holder may have, now or in the future, arising out of or related to the outstanding notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the outstanding notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the outstanding notes tendered thereby.

In addition, by tendering the outstanding notes in the exchange offer, each holder of the outstanding notes will represent, warrant and agree that:

(1)	it has received and reviewed this prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the outstanding notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)	the outstanding notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those outstanding notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by tendering its outstanding notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date;

(6)	the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the outstanding notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of the outstanding notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those outstanding notes;

(8)	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the exchange notes in the ordinary course of its business;

(10)	it is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act;

(11)	if it is a Broker-Dealer, it acquired the original notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act with respect to any resale of any exchange notes; and

(12)	it is not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act.

The representations, warranties and agreements of a holder tendering the outstanding notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any outstanding notes means any holder that exercises investment discretion with respect to those outstanding notes.

Absence of Dissenters’ Rights

Holders of the outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Outstanding Notes for Exchange and Delivery of Exchange Notes

On the settlement date, the exchange notes to be issued in exchange for the outstanding notes in the exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered outstanding notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the exchange notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of the outstanding notes for the purpose of receiving the outstanding notes and transmitting the exchange notes as of the settlement date. If any tendered outstanding notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted outstanding notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue the exchange notes in exchange for the outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your outstanding notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding notes may be tendered using DTC’s automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the exchange.

When We Will Issue the Exchange Notes. In all cases, we will issue the exchange notes for the outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the outstanding notes into the exchange agent’s account at DTC; and a properly transmitted agent’s message.

Return of the Outstanding Notes Not Accepted or Exchanged. If we do not accept any tendered outstanding notes for exchange or if the outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Participating Broker-Dealers. Each broker-dealer that receives the exchange notes for its own account in exchange for the outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of the outstanding notes may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the Expiration Date of the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of the outstanding notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

U.S. Bank National Association

Corporate Trust Services

West Side Flats Operations Center

Attention: Specialized Finance

60 Livingston Avenue

St. Paul, MN 55107

Telephone: (800) 934-6802

Facsimile: (651) 495-8158

Questions concerning tender procedures should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of the outstanding notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire, such announcement shall be reasonable and sufficient.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the outstanding notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent as well as our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of the outstanding notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the settlement date for the Exchange Offer. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register the exchange notes in the name of, or request that the outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

Consequences of Failure to Exchange

Holders of the outstanding notes who do not exchange their outstanding notes for the exchange notes under this exchange offer will remain subject to the restrictions on transfer applicable in the outstanding notes as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Any outstanding notes not tendered by their holders in exchange for the exchange notes in this exchange offer will not retain any rights under the Registration Rights Agreement (except in certain limited circumstances) or any rights to additional interest. See “—Resale Registration Statement; Additional Interest.”

In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, the exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the exchange notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Additional Interest

Under the Registration Rights Agreement, in the event that:

(1)	the Company is not required to file the Exchange Offer Registration Statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

(2)	the exchange offer is not for any reason completed by the 455th day after December 16, 2010; or

(3)

upon receipt of a written request (a “Shelf Request”) from any holder of Transfer Restricted Securities representing that (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, or (B) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not available for such resales or would not satisfy such prospectus delivery requirement by such holder, or (C) such holder is a Broker-Dealer and holds original notes acquired directly from the Company or one of its affiliates;

then, we shall cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (i) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (ii) the 30th day after the date on which the Company receives notice from a holder of Transfer Restricted Securities as contemplated by clause (3) above, and (iii) the 425th day after the December 16, 2010 (or if such 425th day is not a business day, the next succeeding business day) (such earlier date being the “Shelf Filing Deadline”); provided that, notwithstanding the foregoing, such date shall be no earlier than the 425th day after the December 16, 2010 (or if such 425th day is not a business day, the next succeeding business day), providing for the sale of all the outstanding notes by the holders thereof and shall use our reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a business day, the next succeeding business day).

We will use our reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of the outstanding notes by the holders, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the outstanding notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement) (the “Shelf Effectiveness Period”).

The Registration Rights Agreement further provides that if:

(1)	the Exchange Offer Registration Statement has not been filed on or before the 365th day after the original issue date of the notes or a shelf registration statement covering resales of the notes, if required to be filed, has not been filed within the time period required by the registration rights agreement;

(2)	the Exchange Offer Registration Statement has not been declared effective on or before the 455th day after the original issue date or a shelf registration statement covering resales of the notes, if required to be filed, has not been filed within the time period required by the registration rights agreement;

(3)	the Exchange Offer has not been consummated on or before the 455th day after the original issue date of the notes; or

(4)	a shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions) (each such event referred to in clauses (i) through (iv) in this paragraph, a “Registration Default”), then the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and by an additional 0.25% per annum with respect to the next subsequent 90-day period, up to a maximum rate of .50% per annum (“Additional Interest”).

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

DESCRIPTION OF THE EXCHANGE NOTES

General

For purposes of this “Description of the Exchange Notes,” certain terms used in this description are defined under the subheading “—Certain Definitions” below. In this description, the words “Company,” “Issuer,” “Scotts,” “us,” “we” and “our” refer only to The Scotts Miracle-Gro Company and not to any of its subsidiaries.

The outstanding notes were, and the exchange notes will be, issued under an indenture (as supplemented, the “Indenture”), dated as of December 16, 2010, among the Company, the Guarantors and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of September 28, 2011, by and among the Company, the Guarantors and the Trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Upon the effectiveness of this registration statement with respect to the Notes, the Indenture became qualified under the TIA.

On December 16, 2010, we issued $200,000,000 million aggregate principal amount of original notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the original notes, except that the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. Exchange notes will be authenticated and delivered for original notes only in exchange for a like principal amount of original notes. Any original notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this description to the “Notes” refer collectively to the original notes and exchange notes, and all references in this description to specified percentages in aggregate principal amount of the Notes then outstanding will be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the original notes and exchange notes together then outstanding. A registered holder of a Note (each, a “Holder”) will be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under the heading “Summary.”

Brief Description of the Notes and the Guarantees

The Notes

These Notes are:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with all of the Company’s existing and future unsecured, unsubordinated Indebtedness, including Indebtedness arising under the 2018 Notes;

•	effectively subordinated to all of the Company’s existing and future secured Indebtedness, including the Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any of the Company’s future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes; and

•	structurally subordinated to all liabilities of the Company’s Subsidiaries that are not Guarantors.

The Subsidiary Guarantees

As of the December 16, 2010, the Notes are guaranteed by all of the Restricted Subsidiaries of the Company that guarantee the 2018 Notes and that are guarantors under the Credit Agreement.

The Guarantees of the Notes are:

•	general unsecured obligations of each Guarantor;

•	pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of each Guarantor, including Indebtedness arising under such Guarantor’s guarantee of the 2018 Notes;

•	senior in right of payment to any future Indebtedness of each Guarantor that is, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; and

•

effectively subordinated to any secured Indebtedness of each Guarantor (including each Guarantor’s guarantee of the Credit Agreement) to the extent of the value of the assets securing such Indebtedness.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor. See “Risk Factors—Risks Relating to Investment in the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from subsidiary guarantors.”

As of December 31, 2011, the Company and the Guarantors have total secured Indebtedness of $621.7 million (excluding letters of credit of $26.3 million), and $1,052.0 million of additional secured Indebtedness is available to be borrowed under the Credit Agreement. The Indenture permits us and the Guarantors to incur additional Indebtedness, including secured Indebtedness. As of the date of this prospectus, all of our subsidiaries, including our Foreign Subsidiaries, are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Restricted Payments,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and will not guarantee these Notes. All of our Subsidiaries, except for our Foreign Subsidiaries and Scotts Global Services, Inc., an Ohio corporation; SMGM LLC, an Ohio limited liability company; Scotts Global Investments, Inc., a Delaware corporation; and Teak 2, Ltd., f/k/a Smith & Hawkin, Ltd., a Delaware corporation, have guaranteed the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our non-guarantor subsidiaries generated 18.5% of our total net sales and 4.3% of our consolidated operating income for fiscal 2011 and held 21.8% of our consolidated assets as of December 31, 2011. As of December 31, 2011, the notes and the guarantees are structurally subordinated to $78.7 million of indebtedness of the non-guarantor subsidiaries, all of which was incurred under our credit facility.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), in accordance with the Indenture, to any Person other than the Company or any Restricted Subsidiary;

(2)	if such Guarantor merges with and into the Company, with the Company surviving such merger;

(3)	if such Guarantor is designated an Unrestricted Subsidiary in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture;

(4)	if we exercise our Legal Defeasance option or Covenant Defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “—Satisfaction and Discharge”; or

(5)	if such Guarantor ceases to be a Wholly Owned Restricted Subsidiary and such Guarantor is not otherwise required to provide a Subsidiary Guarantee of the Notes pursuant to the provisions described under “—Certain Covenants—Additional Subsidiary Guarantees.”

Principal, Maturity and Interest

On December 16, 2010, we issued $200,000,000 million aggregate principal amount of original notes under the Indenture. We will issue up to the same amount of exchange notes, if all of the original notes are exchanged. Exchange notes will be authenticated and delivered for original notes only in exchange for a like principal amount of original notes.

From time to time after this offering, the Company may issue additional Notes (the “Additional Notes”) having identical terms and conditions as the Notes being issued in this offering except for issue date, issue price and first interest payment date. The Notes and any Additional Notes subsequently issued would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. Any offering of Additional Notes under the Indenture is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on December 15, 2020.

Interest on the Notes will accrue at the rate of 6.625% per annum from December 16, 2010. Interest is payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2011. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding June 1 and December 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on the Notes owned by such Holder in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

We will pay principal of, premium, if any, and interest on, the Notes in global form registered in the name of The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Notes.

Paying Agent and Registrar for the Notes

The Trustee is currently the Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Optional Redemption

On or after December 15, 2015, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Redemption Year	Price
2015	103.313%
2016	102.208%
2017	101.104%
2018 and thereafter	100.000%

Prior to December 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and

(2)	the redemption occurs within 60 days after the closing of such Equity Offering.

In addition, at any time prior to December 15, 2015, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at December 15, 2015 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such redemption date) through December 15, 2015, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2015; provided, however, that if the period from the redemption date to December 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

Selection and Notice of Redemption

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)	if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)	if the Notes are not so listed, on a pro rata basis subject to adjustment for minimum denominations.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Offer to Repurchase upon Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to the “Change of Control Offer.” In the Change of Control Offer, the Company will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the “Change of Control Payment Date” specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

A Change of Control will constitute an event of default under the Credit Agreement and may constitute an event of default under other Credit Facilities or Receivables Financings. Agreements governing existing or future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness (including the 2018 Notes) to be repurchased or repaid upon a Change of Control. The Credit Agreement prohibits, and the agreements governing existing or future Indebtedness of the Company may prohibit, the Company from repurchasing the Notes upon a Change of Control unless the Indebtedness governed by the Credit Agreement or the agreements governing such existing or future Indebtedness, as the case may be, has been repurchased or repaid. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In addition, we cannot assure you that in the event of a Change of Control the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. In addition, the definition of “Change of Control” under the Indenture may not correspond exactly to the definition of “change of control” (or similar term) under the Company’s other Indebtedness (including the 2018 Notes), and as a result, a “change of control” offer may be made to holders of all or some of such other Indebtedness after a transaction that does not constitute a Change of Control under the Indenture.

The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Offer to Repurchase by Application of Excess Proceeds of Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and

(2)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:

(i)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;

(ii)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(iii)	the fair market value of (x) any assets (other than securities or current assets) received by the Company or any Restricted Subsidiary that will be used or useful in a Related Business, (y) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary or (z) a combination of (x) and (y); provided that the determination of the fair market value of assets or Equity Interests in excess of $50.0 million received in any transaction or series of related transactions shall be evidenced by an officers’ certificate delivered to the Trustee.

Within a period of 360 days (commencing after December 16, 2010) before or after the receipt of any Net Proceeds of any Asset Sale (provided that if during such 360-day period after the receipt of any such Net Proceeds the Company (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (B), (D) or (E) of this paragraph after such 360th day, such 360-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 120 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(A)	to repay, prepay, redeem or repurchase Indebtedness (other than securities) under Credit Facilities or Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness of such Restricted Subsidiary owed to the Company or any of its Restricted Subsidiaries) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required));

(B)	to acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary;

(C)	to make capital expenditures;

(D)	to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business;

(E)	to make Investments in Joint Ventures pursuant to clauses (13) and (14) of the definition of “Permitted Investments”; or

(F)	a combination of prepayment and investment permitted by the foregoing clauses (A), (B), (C), (D) and (E).

Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility or Receivables

Financings, if any, or otherwise invest such Net Proceeds in Cash Equivalents, in each case in a manner not prohibited by the Indenture. Subject to the last sentence of this paragraph, on the 361st day (as extended pursuant to the provisions in the preceding paragraph) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (A), (B), (C), (D), (E) or (F) of the second preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described above) on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B), (C), (D), (E) or (F) of the second preceding sentence (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales, including the 2018 Notes and the related Guarantees thereof (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $50.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $50.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $50.0 million).

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable, Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset

Sale” provisions of the Indenture, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Certain Covenants

Covenant Suspension

If on any date following December 16, 2010 the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following captions in this prospectus will be suspended:

•	“—Repurchase at the Option of Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales.”

•	“—Restricted Payments,”

•	“—Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“—Limitations on Layering Indebtedness,”

•	clause (a)(ii) of “—Certain Covenants—Merger, Consolidation or Sale of Assets,”

•	“—Dividend and Other Payment Restrictions Affecting Subsidiaries” and

•	“—Transactions with Affiliates”

(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this section is called the “Suspension Period.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the second preceding sentence and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under the caption “—Restricted Payments” and “—Incurrence of Indebtedness and Issuance of Preferred Stock” as though such covenant had been in effect during the entire period of time from December 16, 2010. Notwithstanding the foregoing and any other provision of the Indenture, the Notes or the Guarantees, no Default or Event of Default shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(b)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (2), (3), (4), (5) or (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the 2018 Notes Issue Date occurred to and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)	100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii)	to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus

(iv)	upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.

The preceding provision will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

(3)	the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $7.5 million in any twelve-month period;

(5)	Restricted Payments in an amount not to exceed $100.0 million; and

(6)	Permitted Additional Restricted Payments;

provided that in the case of clause (4), (5) or (6), no Default shall have occurred and be continuing.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment other than payments pursuant to clause (2), (3), (4) or (5) of the preceding paragraph, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be treated as Restricted Investments equal to the fair market value of such Investments at the time of the designation. The designation will not be permitted if such Restricted Payment would not be permitted at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary.”

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate amount (with letters of credit being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2.25 billion, less the sum of (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under Credit Facilities pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales” and (ii) the amount of Indebtedness in excess of $150.0 million incurred pursuant to clause (10) below of this paragraph;

(2)	the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes), the Subsidiary Guarantees of all Notes, the 2018 Notes and Subsidiary Guarantees of all 2018 Notes;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of assets used in the business of the Company or such Restricted Subsidiary, or in respect of a Sale and Leaseback Transaction, in an aggregate principal amount, and all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $50.0 million at any time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clause (2) or (3) above or this clause (5) or pursuant to the first paragraph of this covenant;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(8)	the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness;

(9)	the incurrence by any of the Company’s Foreign Subsidiaries of Indebtedness in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed (x) $75.0 million at any time outstanding plus (y) $65.0 million at any time outstanding; provided that any Indebtedness under this subclause (y) shall be supported by a letter of credit incurred under one or more Credit Facilities pursuant to clause (1) of this paragraph;

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to a Receivables Financing;

(11)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(12)	Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

(13)	indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (13) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (13) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition; and

(14)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $100.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Credit Agreement on the date of the Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Debt.”

Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.

Limitations on Layering Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in the right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) assign or convey any right to receive income on any asset now owned or hereafter acquired or (2) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired or on any income or profits therefrom except, in each case, Permitted Liens, unless the Notes and the Guarantees, as applicable, are

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such Obligation is secured by such Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	Existing Indebtedness, the 2018 Notes, the 2018 Notes Indenture and the Credit Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, the 2018 Notes, the 2018 Notes Indenture or the Credit Agreement, as in effect on the date of the Indenture;

(2)	the Indenture, the Notes and the Guarantees;

(3)	applicable law;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)	customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Liens,” to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)	customary provisions applicable to Foreign Subsidiaries under Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture and in “support agreements” and Guarantees of any such Indebtedness;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	customary restrictions under Receivables Financings permitted to be incurred under the Indenture; and

(14)	any operating lease or Capital Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person.

Merger, Consolidation or Sale of Assets

(a)	The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis) for the Company and its Restricted Subsidiaries, whether as an entirety or substantially as an entirety, to any Person unless:

(i)	either:

(1)	the Company shall be the surviving or continuing corporation or

(2)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the “Surviving Entity”)

(x)	shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and

(y)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(ii)	immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that this clause (ii) shall not apply during any Suspension Period;

(iii)	immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(iv)	the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (ii) of the immediately preceding paragraph. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under the Indenture, the Notes or the Registration Rights Agreement in the case of a lease.

(b)	Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:

(i)	if the Guarantor was a corporation or limited liability company under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(ii)	such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

(iii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)	immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of this covenant.

Notwithstanding the foregoing, the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Subsidiary Guarantee in accordance with the provisions described under the last paragraph of “Brief Description of the Notes and the Guarantees—The Subsidiary Guarantees.”

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among the Company and/or its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries;

(2)	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(3)	customary transactions in connection with a Receivables Financing or an industrial revenue bond financing;

(4)	reasonable fees and compensation paid to (including issuances and grant of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business as approved in good faith by the Company’s Board of Directors or senior management;

(5)	(x) any agreement in effect on December 16, 2010 and disclosed in the offering memorandum for the original notes (including by incorporation by reference), as in effect on December 16, 2010 or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on December 16, 2010 or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x); or

(6)	loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (9) of the definition of “Permitted Investments.”

Additional Subsidiary Guarantees

If, after the date of the Indenture, (a) any Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) guarantees any Indebtedness of the Company, (b) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) becomes a borrower or guarantor under any Credit Facility or a guarantor under the 2018 Notes or (c) the Company otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in the case of clauses (a) and (b) within 10 Business Days of the event under such clause occurring and in the case of clause (c) at the Company’s election, the Company shall cause such Restricted Subsidiary to:

(i)	execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Subsidiary Guarantee; and

(ii)	deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(1)	the Company or such Restricted Subsidiary would be entitled to:

(a)	incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(b)	create a Lien on such property securing such Attributable Indebtedness without also securing the notes or the applicable Guarantee pursuant to the covenant described under Liens”; and

(2)	such Sale and Leaseback Transaction is effected in compliance with the covenant described under “—Repurchase at the Option of Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales.”

Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section l3(a) or 15(d) of the Exchange Act (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes and to make such information available to securities analysts and prospective investors.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in payment when due of the principal of or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);

(3)	failure by the Company to comply with its obligations under “—Certain Covenants Merger, Consolidation or Sale of Assets”;

(4)	a default by the Company in the observance or performance of its obligations under “—Certain Covenants—Reports” which default continues for a period of 90 days;

(5)	a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Notes;

(6)	the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereto) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or any other default resulting in the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $75.0 million or more at any time; provided that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(7)	one or more judgments in an aggregate amount in excess of $75.0 million (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(8)	except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

(9)	certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

If an Event of Default (other than an Event of Default specified in clause (9) above with respect to the Company) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture.

If an Event of Default specified in clause (9) above occurs and is continuing with respect to the Company, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No single Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered such reasonable indemnity as the Trustee may require, to the Trustee to institute such proceeding, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates therefor.

Under the Indenture, we will be required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof; provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such default under the Indenture resulting solely from the borrowing of funds to be applied to such deposit);

(6)	the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8)	the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9)	certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when either:

(a)	all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company as provided in the Indenture) have been delivered to the Registrar for cancellation, and

(i)	the Company has paid all sums payable under the Indenture by the Company, and

(ii)	the Company has delivered to the Trustee an officers’ certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; or

(b)	the Company shall have given notice of redemption of all of the Notes, all of the Notes shall have otherwise become due and payable or all of the Notes will become due and payable, or may be called for redemption, within one year, and

(i)	the Company has irrevocably deposited or caused to be deposited with the Trustee or another trustee funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which the Company is a party or by which it is bound;

(iii)	the Company has paid all other sums payable under the Indenture; and

(iv)	the Company has delivered to the Trustee an officers’ certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees of the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)	make any Notes payable in money other than that stated in the Notes;

(5)	make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

(6)	change the price payable by the Company for Notes repurchased pursuant to the provisions described above under “—Offer to Repurchase upon Change of Control” and “—Offer to Repurchase by Application of Excess Proceeds of Asset Sales” or after the occurrence of a Change of Control, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto;

(7)	waive a default in the payment of principal of or interest on any Note; provided that this clause (7) shall not limit the right of the Holders of a majority in aggregate principal amount of the outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an acceleration notice as described above under “—Events of Default and Remedies”;

(8)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except as permitted by the Indenture;

(9)	make any change in the preceding amendment and waiver provisions; or

(10)	contractually subordinate the Notes or the Subsidiary Guarantees to any other Indebtedness.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder;

(5)	to add any Person as a Guarantor;

(6)	to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7)	to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Subsidiary Guarantee;

(8)	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(9)	to secure all of the Notes;

(10)	to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; and

(11)	to conform the Indenture or the Notes to this “Description of the Notes.”

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Concerning the Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2018 Notes” means those certain 7.25% senior notes due 2018 issued by the Company to certain holders thereof under the 2018 Notes Indenture.

“2018 Notes Indenture” means that certain Base Indenture among the Company, the Guarantors and the Trustee, dated as of January 14, 2010, as amended, supplemented and modified by that certain First Supplemental Indenture among the Company, the Guarantors and the Trustee, dated as of January 14, 2010, as may be further amended, supplemented and modified.

“2018 Notes Issue Date” means January 14, 2010.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in “Exchange Offer; Registration Rights.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights, including by means of a Sale and Leaseback Transaction, but other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Change of Control” and/or the provisions described above under the caption “—Merger, Consolidation or Sale of Assets” and not by the provisions of the “Offer to Repurchase by Application of Excess Proceeds of Asset Sales” covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that: (a) involves assets having an aggregate fair market value of less than $15.0 million; or (b) results in aggregate net proceeds to the Company and its Subsidiaries of less than $15.0 million;

(2)	a transfer of assets (a) between or among the Company and its Wholly Owned Restricted Subsidiaries, (b) by a Restricted Subsidiary to the Company or any of its Wholly Owned Restricted Subsidiaries or (c) by the Company or any of its Wholly Owned Restricted Subsidiaries to any Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary if, in the case of this clause (c), the Company or the Wholly Owned Restricted Subsidiary, as the case may be, either retains title to or ownership of the assets being transferred or receives consideration at the time of such transfer at least equal to the fair market value of the transferred assets;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;

(4)	the sale, transfer or discount of any receivables pursuant to a Receivables Financing that is otherwise permitted by the Indenture;

(5)	any Permitted Investment or any Restricted Payment that is permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments”;

(6)	a disposition of inventory in the ordinary course of business or a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;

(7)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company governed by, and made in accordance with, “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(8)	the grant of Liens permitted by the covenant described under “—Certain Covenants—Liens” above;

(9)	the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(10)	any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Restricted Subsidiary of the Company prior to such restructuring remains, directly or indirectly, a Restricted Subsidiary of the Company after such restructuring.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Average Net Indebtedness” means the average of the Net Indebtedness of the Company at the end of each of the four fiscal quarters comprising the Reference Period for which the Leverage Ratio is being calculated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a)	marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)	certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $300,000,000;

(c)	commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(d)	repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e)	securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)	securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

(g)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or

(h)	money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)	the consolidation or merger of the Company with or into any Person, or the consolidation or merger of any Person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, excluding any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on December 16, 2010, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, writedowns or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (or minus)

(4)	for purposes of calculating the Fixed Charge Coverage Ratio only, any non-recurring expenses or losses (or income of gains); minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting or is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”);

(3)	the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(4)	the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Total Assets” of the Company as of any date means all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries on the last day of the fiscal quarter immediately preceding such date for which internal financial statements are available at the time of calculation, after giving pro forma effect to all transactions occurring subsequent to the end of such fiscal quarter and on or prior to such date of calculation which gave or gives rise to the need to calculate Consolidated Total Assets.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Company as the “Borrower”; the subsidiary borrowers; the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement, which we refer to as the Lenders; Bank of America, N.A., as Syndication Agent; Cobank, ACB, BNP Paribas, Credit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent, which amended and restated the Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Company, the subsidiary borrowers parties thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries:

(1)	the Credit Agreement; and

(2)	one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

“Domestic Restricted Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

“Exclusive Agency and Marketing Agreement” means the Amended and Restated Exclusive Agency and Marketing Agreement between the Company and Monsanto Company, dated as of September 30, 1998 (as amended as of March 10, 2005 and March 28, 2008), as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the 2018 Notes, the Credit Agreement and the Receivables Purchase Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) or issues or redeems preferred stock, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or such issuance or redemption of preferred stock and all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for the Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and other non-cash amortization; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means, with respect to the Company, any Subsidiary that was not formed under the laws of the United States of America or any state thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on December 16, 2010.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1)	each Restricted Subsidiary of the Company on the date of the Indenture, except for our Foreign Subsidiaries and Scotts Global Services, Inc., an Ohio corporation; SMGM LLC, an Ohio limited liability company; SMG Brands, Inc., a Delaware corporation; Scotts Global Investments, Inc., a Delaware corporation; and Teak 2, Ltd., f/k/a Smith & Hawkin, Ltd., a Delaware corporation; and

(2)	any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:

(i)	all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the ordinary course of business;

(ii)	all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

(iii)	all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (other than to the extent secured by cash or Cash Equivalents);

(iv)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

(v)	all Capital Lease Obligations of such Person (but excluding obligations under operating leases);

(vi)	the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination;

(vii)	any Hedging Obligations of such Person at the time of determination;

(viii)	any Attributable Indebtedness; and

(ix)	all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.

For purposes of the foregoing:

(a)	the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;

(b)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;

(c)	the amount of any Indebtedness described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;

(d)	the amount of any Indebtedness described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and

(e)	interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Rabo Securities USA, Inc., RBS Securities Inc., Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, Fifth Third Securities, Inc., Mizuho Securities USA Inc., Comerica Securities, Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade Rating” means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain Covenants—Restricted Payments.”

“joint venture” means any joint venture which is, directly or indirectly, engaged primarily in a Related Business, and the Equity Interests of which are owned by the Company and/or any of its Restricted Subsidiaries and/or one or more Persons other than the Company and/or any of its Affiliates.

“Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (i) Average Net Indebtedness of such Person on such date to (ii) Consolidated Cash Flow of such Person for the period of four consecutive fiscal quarters ending on such date (for purposes of this definition and the definition of Average Net Indebtedness, the “Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), or issues or redeems preferred stock, or makes any Specified Payment, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Leverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to (x) such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or (y) such issuance or redemption of preferred stock, or (z) such Specified Payment (including the incurrence of Indebtedness (without duplication of any incurrence included pursuant to the foregoing clause (x)) or the use of cash to fund such Specified Payment) and (I) all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date and (II) all other Specified Payments that occurred after the end of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Leverage Ratio:

(1)	acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)	the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)	in giving pro forma effect to a Specified Payment, to the extent that the Specified Payment would have exceeded the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that would have been available to fund such Specified Payment as of any date that Net Indebtedness is calculated, the amount of such excess shall be deemed to have been funded by additional Indebtedness.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(2)	any non-cash expenses attributable to grants or exercises of employee stock options.

“Net Indebtedness” means, in respect of any Person at any date, (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Restricted Subsidiaries at such date, plus (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, minus (c) unrestricted cash and Cash Equivalents set forth on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opinion of Counsel” means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee, complying with certain provisions in the Indenture.

“Permitted Additional Restricted Payment” means additional Restricted Payments made by the Company, if before and after giving pro forma effect to such Restricted Payment, the Leverage Ratio of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available is less than 2.50:1.00.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Repurchase at the Option of Holders—Offer to Repurchase by Application of Excess Proceeds of Asset Sales”;

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	investments in accounts or notes receivable acquired in the ordinary course of business;

(7)	[intentionally omitted;]

(8)	any payment by the Company or any of its Restricted Subsidiaries pursuant to the Exclusive Agency and Marketing Agreement;

(9)	loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at anyone time outstanding;

(10)	Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and Investments made in settlement or exchange for extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be;

(11)	workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(12)	reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby;

(13)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding, not to exceed $100.0 million; and

(14)	Investments in Joint Ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed the greater of (x) $150.0 million and (y) 7.5% of Consolidated Total Assets.

“Permitted Liens” means:

(1)	Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	Liens in favor of the Company or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition;

(5)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets financed with such Indebtedness and additions and improvements thereon;

(6)	Liens existing on the date of the Indenture;

(7)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)	Liens securing Indebtedness or trade payables and any related obligations; provided that the aggregate amount of Indebtedness and trade payables secured by this clause (8) shall not exceed $50.0 million at anyone time outstanding;

(9)	Liens securing Attributable Indebtedness under Sale and Leaseback Transactions incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Sale and Leaseback Transactions”; provided that the aggregate amount of Attributable Indebtedness secured by this clause (9) shall not exceed $75.0 million at anyone time outstanding;

(10)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and any other Liens imposed by operation of law which do not materially affect the Company’s ability to perform its obligations under the Notes and the Indenture;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(12)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13)	easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14)	any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(15)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(17)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(18)	leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

(19)	Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(20)	rights of banks to set off deposits against debts owed to said bank; and

(21)	Liens on accounts receivable originated by the Company and its Restricted Subsidiaries, any related assets and proceeds thereof that are sold, conveyed or otherwise transferred pursuant to a Receivables Financing permitted pursuant to clause (10) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”.

During any Suspension Period, the relevant clauses of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” shall be deemed to be in effect solely for purposes of determining the amount available under clauses (1) and (5) above.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereto);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Refinanced Indebtedness, and the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes;

(3)	if the Refinanced Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;

(4)	such Indebtedness shall not be incurred by a Restricted Subsidiary that is not a Guarantor to refinance debt of the Company or a Guarantor; and

(5)	the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless, in the case of a redemption or refinancing, the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within six months of the incurrence of the Refinancing Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).

“Principals” means the Hagedorn Partnership, L.P. and the general partners of the Hagedorn Partnership, L.P. on December 16, 2010 and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.

“Receivables Financing” means, with respect to the Company or any of its Restricted Subsidiaries, any discounting, factoring or securitization arrangement (including, for the avoidance of doubt, the Receivables Purchase Agreement) pursuant to which the Company or any Restricted Subsidiary sells, conveys or otherwise transfers to a Restricted Subsidiary or any other Person, or grants a security interest in, any accounts receivable originated by the Company or such Restricted Subsidiary, as the case may be, together with any related assets, or pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments may be secured by such accounts receivable and related assets.

“Receivables Purchase Agreement” means the Master Accounts Receivable Purchase Agreement dated as of May 1, 2009, by and among The Scotts Company LLC, as seller, the Company, as guarantor, and Calyon New York Branch, as purchaser, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of December 16, 2010, among the Company, the Guarantors and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of December 16, 2010 and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related thereto.

“Related Party” with respect to any Principal means any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” mean the United States Securities and Exchange Commission.

“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Payments” means Permitted Investments pursuant to clauses (13) and (14) of the definition of “Permitted Investments” and Restricted Payments pursuant to the first paragraph and clauses (5) and (6) of the second paragraph of the covenant under “—Certain Covenants—Restricted Payments,” in each case, to the extent made in cash.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereto); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereto).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred

Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

If a Guarantor is designated as an Unrestricted Subsidiary, the Subsidiary Guarantee of that Guarantor shall be released. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor in accordance with the terms of the Indenture.

Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

General

The exchange notes will be issued in fully registered global form. The exchange notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the exchange notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is: a limited purpose trust company organized under the New York State Banking Law; a “banking organization” within the meaning of the New York State Banking Law; a member of the U.S. Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have exchange notes registered in their names, will not receive physical delivery of the exchange notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the Trustee (or the paying agent if other than the Trustee) to DTC in its capacity as the registered holder under the indenture. We and the Trustee will treat the persons in whose names the exchange notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for: any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the exchange notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (iii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the notes in the form of certificated notes, or (iv) an Event of Default has occurred and is continuing, upon request by the holders of the notes, we will issue notes in certificated form in exchange for global securities. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The following is a summary of certain U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the exchange notes issued pursuant to the exchange offer that may be relevant to you as of the date hereof. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. For example, it does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt investors, partnerships or other pass through entities controlled foreign corporations, passive foreign investment companies, or U.S. expatriates. It also does not discuss notes held as part of a hedge, straddle, conversion, “synthetic security” or other integrated transaction. This summary addresses only holders that purchased the outstanding notes upon their original issue from the initial purchaser at the “issue price” (i.e., the first price at which a substantial amount of notes is sold for money, other than to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and that hold the notes as capital assets. It does not include any description of any alternative minimum tax consequences, any U.S. federal taxes other than income taxes (such as estate tax or gift taxes) consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes. You should consult your tax advisors as to the particular tax consequences to you of participating in the exchange offer and holding and disposing of the exchange notes.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, IRS rulings and pronouncements and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations, which may materially affect the tax consequences described herein.

If an entity treated as a partnership for U.S. federal income tax purposes is a holder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such a partnership, should consult their own tax advisors regarding the tax consequences of the exchange offer and the ownership and disposition of the exchange notes.

For the purposes of this summary, you are a “U.S. Holder” if you are a beneficial owner of the notes and, for U.S. federal income tax purposes: (i) you are an individual who is a citizen or resident of the United States; (ii) you are an entity taxable as a corporation under U.S. federal income tax laws that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) you are an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or (iv) you are a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has elected to continue to be treated as a U.S. person. You are a “Non-U.S. Holder” if you are a beneficial owner of the notes and are neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder.

Tax Consequences to U.S. Holders who Participate in the Exchange Offer

Neither the registration of the exchange offer pursuant to our obligations under the Registration Rights Agreement nor your receipt of the exchange notes in exchange for the outstanding notes will constitute a taxable event for U.S. federal income tax purposes. You will retain the tax basis in the exchange notes that you had in the outstanding notes, and your holding period for the exchange notes will include your holding period for the outstanding notes before such outstanding notes were registered.

Payments of Interest on the Exchange Notes

Interest on a exchange note will generally be taxable as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Redemption, Retirement or Other Taxable Disposition of the Exchange Notes

You must recognize taxable gain or loss on the sale, redemption, retirement or other taxable disposition of a exchange note. The amount of such gain or loss will generally equal the difference between the amount received for the exchange note in cash or other property valued at fair market value (less amounts attributable to accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the exchange note. Your adjusted basis in a exchange note generally will be the amount you paid for the outstanding note that was exchanged for such exchange note. Any such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if such exchange note was held for more than one year (including your holding period for the outstanding note). Long-term capital gains of non-corporate holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

Payments of interest on the exchange notes, and the proceeds of any sale, redemption, retirement or other taxable disposition of the exchange notes generally will be subject to information reporting unless you are an exempt recipient. Backup withholding generally will apply to such amounts unless you provide a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 (or an applicable substitute form), or if you are an exempt recipient. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder.

Tax Consequences to Non-U.S. Holders who Participate in the Exchange Offer

Neither the registration of the exchange offer pursuant to our obligations under the Registration Rights Agreement nor the receipt of the exchange notes in exchange for the outstanding notes will be a taxable event for U.S. federal income tax purposes. You will recognize income in respect of the exchange notes at the same time and in the same amounts as you would have recognized such income in respect of the outstanding notes had the exchange offer not occurred.

Payments of Interest on the Exchange Notes

You will not be subject to U.S. federal withholding tax on payments of interest on the New Notes, provided that you (a) do not actually or constructively own 10% or more of the combined voting power of all classes of our stock that are entitled to vote, (b) are not a controlled foreign corporation related to us through actual or constructive equity ownership, and (c) have provided a properly completed form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, establishing your status as a Non-U.S. Holder. If the foregoing requirements are not met, payments of interest will be subject to 30% U.S. federal withholding tax, unless you provide (a) IRS Form W-8BEN, signed under penalties of perjury, claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (b) IRS Form W-8ECI stating that interest paid on the exchange notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Effectively connected income”).

Sale, Redemption, Retirement or Other Taxable Disposition of the Exchange Notes

You generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, redemption, retirement or other taxable disposition of the exchange notes unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States, in which case such gain will be taxed as described below; or

•

you are an individual holder present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to 30% (or a lower applicable treaty rate) U.S. federal income tax on such gain (net of certain U.S. source losses).

Any payment with respect to the sale, redemption, retirement or other taxable disposition that is attributable to accrued but unpaid interest will be subject to tax as described above under “—Payments of Interest on the Exchange Notes” above.

Effectively Connected Income

If the payment of interest or gain from the sale of the exchange notes is effectively connected with your conduct of a U.S. trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment in the United States), you generally will be subject to U.S. federal income tax on the gain or income on a net income basis in the same manner as if you were a U.S. person. If you are a foreign corporation, you also may be subject to a “branch profits tax” equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding Tax and Information Reporting

In general, payments of interest and the proceeds of the sale, redemption, retirement or other taxable disposition of the exchange notes (and the amount of tax withheld with respect to such payments, if any) will be subject to information reporting unless you are an exempt recipient. Copies of the information returns reporting such payments (and withholding, if any) may also be made available to the tax authorities in your country of residence under the provisions of an applicable income tax treaty. Backup withholding generally will not apply to payments made unless you fail to provide the certification on IRS Form W-8BEN (or other applicable IRS Form W-8) or otherwise do not provide evidence of non-U.S. status. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against your U.S. federal income tax liability, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Any broker-dealer who holds outstanding notes that are Transfer Restricted Securities, and that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from us) may exchange such outstanding notes in this exchange offer. However, the broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by the broker-dealer in the exchange offer. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and, except in certain circumstances, the expenses of counsel and other advisors of the holders and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and certain guarantees will be passed upon for us by our general counsel. Certain matters as to United States law and the validity of certain guarantees will be passed upon for us by Hunton & Williams LLP, Washington, D.C.

EXPERTS

The consolidated financial statements and related consolidated financial statement schedules as of September 30, 2011 and 2010, and for each of the three years in the period ended September 30, 2011 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2011, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and related consolidated financial statement schedules and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Offer to exchange

$200,000,000 principal amount of our 6.625% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 6.625% Senior Notes due 2020.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

Article Five of the Company’s Code of Regulations contains the following provisions with respect to the indemnification of directors and officers:

SECTION 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

SECTION 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

SECTION 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

SECTION 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

SECTION 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

SECTION 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

SECTION 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:

(A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

(B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.

SECTION 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.

The Company also maintains insurance coverage for its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of December 16, 2010, by and among The Scotts Miracle-Gro Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

Exhibit Number	Exhibit Description

4.2	Form of 6.625% Senior Notes due 2020 (included in Exhibit 4.1 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

4.3	Registration Rights Agreement, dated as of December 16, 2010, by and among The Scotts Miracle-Gro Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (filed as Exhibit 4.3 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

5.1	Opinion of General Counsel of the Company.**

5.2	Opinion of Hunton & Williams LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges. **

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).**

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.2).**

24.1	Powers of Attorney (included on signature pages hereto).*

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture (Form T-1).*

99.1	Form of Letter of Transmittal.*

*	Previously filed.
**	Filed herewith.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on

Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/S/ JAMES HAGEDORN
James Hagedorn, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alan H. Barry	Director	February 10, 2012

* David C. Evans	Chief Financial Officer and Executive Vice President, Strategy and Business Development (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Joseph P. Flannery	Director	February 10, 2012

* James Hagedorn	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 10, 2012

* Adam Hanft	Director	February 10, 2012

* Stephen L. Johnson	Director	February 10, 2012

* William G. Jurgensen	Director	February 10, 2012

* Thomas N. Kelly Jr.	Director	February 10, 2012

* Carl F. Kohrt, Ph.D.	Director	February 10, 2012

* Katherine Hagedorn Littlefield	Director	February 10, 2012

* Nancy G. Mistretta	Director	February 10, 2012

Signature	Title	Date

* Stephanie M. Shern	Director	February 10, 2012

* John S. Shiely	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

EG SYSTEMS, INC.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Peter Korda	Director	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* Name: James Turoff	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

GUTWEIN & CO., INC.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SMG BRANDS, INC.

By:	/S/ AIMEE M. DELUCA
Name:	Aimee M. DeLuca
Title:	President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	February 10, 2012

* Name: Richard F. Klumpp	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Patricia Ziegler	Director	February 10, 2012

* Name: Edward R. Claggett	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

HYPONEX CORPORATION

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

MIRACLE-GRO LAWN PRODUCTS, INC.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

OMS INVESTMENTS, INC.

By:	/S/ AIMEE M. DELUCA
Name:	Aimee M. DeLuca
Title:	President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	February 10, 2012

* Name: Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Patricia Ziegler	Director	February 10, 2012

* Name: Edward Claggett	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

ROD MCLELLAN COMPANY

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

*By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SANFORD SCIENTIFIC, INC.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SCOTTS MANUFACTURING COMPANY

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SCOTTS PRODUCTS CO.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SCOTTS PROFESSIONAL PRODUCTS CO.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SCOTTS-SIERRA INVESTMENTS, INC.

By:	/S/ AIMEE M. DELUCA
Name:	Aimee M. DeLuca
Title:	President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	February 10, 2012

* Name: Mark J. Weaver	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Edward Claggett	Director	February 10, 2012

* Name: Richard F. Klumpp	Director	February 10, 2012

* Name: James Turoff	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SCOTTS TEMECULA OPERATIONS, LLC

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SMG GROWING MEDIA, INC.

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Vincent C. Brockman	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

SWISS FARMS PRODUCTS, INC.

By:	/S/ AIMEE M. DELUCA
Name:	Aimee M. DeLuca
Title:	President and CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Aimee M. DeLuca	President, CEO and Director (Principal Executive Officer)	February 10, 2012

* Name: Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* Name: Patricia Ziegler	Director	February 10, 2012

* Name: Edward R. Claggett	Director	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 10th day of February, 2012.

THE SCOTTS COMPANY LLC

By:	/S/ JAMES HAGEDORN
Name:	James Hagedorn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Hagedorn	Chief Executive Officer (Principal Executive Officer)	February 10, 2012

* Name: David C. Evans	Chief Financial Officer and Executive Vice President, Strategy and Business Development (Principal Financial Officer and Principal Accounting Officer)	February 10, 2012

* By:	/S/ DAVID C. EVANS
Name: David C. Evans as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of December 16, 2010, by and among The Scotts Miracle-Gro Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

4.2	Form of 6.625% Senior Notes due 2020 (included in Exhibit 4.1 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

4.3	Registration Rights Agreement, dated as of December 16, 2010, by and among The Scotts Miracle-Gro Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (filed as Exhibit 4.3 to the Company’s Form 8-K filed on December 16, 2010, and incorporated herein by reference).

5.1	Opinion of General Counsel of the Company.**

5.2	Opinion of Hunton & Williams LLP.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of General Counsel of the Company (included in Exhibit 5.1).**

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.2).**

24.1	Powers of Attorney (included on signature pages hereto).*

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture (Form T-1).*

99.1	Form of Letter of Transmittal.*

*	Previously filed.
**	Filed herewith.